UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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DISCOVERY LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(215) 488-9300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2014

To the Stockholders of Discovery Laboratories, Inc.:

The Annual Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the “Company”), will be held on June 10, 2014, at 8:00 a.m. at the Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976, for the following purposes:

I.	To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);
II.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014 (Proposal 2);
III.	To amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of common stock, par value $.001 per share (“Common Stock”) available for issuance under the 2011 Plan by 5.0 million shares from 7.7 million shares to 12.7 million shares (Proposal 3);
IV.	To amend our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock available for issuance by the Company from 150 million to 250 million (Proposal 4);
V.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice (Proposal 5); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 14, 2014 (“Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.  A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for a period of 10 days prior to the meeting.

Your vote is very important.  Please be sure to vote – by telephone, via the Internet, by mailing your properly executed proxy card or voting instruction, or in person at the Annual Meeting in accordance with the voting instructions included with this Proxy Statement.  If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Morrow & Co., LLC
470 West Ave.
Stamford, CT 06902
1-203-658-9400

By Order of the Board of Directors

Mary B. Templeton, Esq.
Senior Vice President, General Counsel &
Corporate Secretary

Warrington, Pennsylvania
April 30, 2014

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2014: this Notice of Annual Meeting of Stockholders and our Proxy Statement and 2013 Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available for viewing, printing and downloading at http://www.ezodproxy.com/discoverylabs/2014

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DISCOVERY LABORATORIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2014

Proxies and voting instructions in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Discovery Laboratories, Inc., a Delaware corporation (referred to as “we,” “our,” “us,” and “the Company”), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2014, at 8:00 a.m. at the Homewood Suites, 2650 Kelly Road, Warrington, Pennsylvania 18976, and at any adjournment or postponement thereof.  We expect that this Proxy Statement and the form of proxy will be mailed to stockholders on or about April 30, 2014.

What is included in these materials?
These materials include our Proxy Statement for the Annual Meeting and our 2013 Annual Report to Stockholders, which includes our year-end, audited consolidated financial statements.

What matters will be voted on at the Annual Meeting?
The proposals to be taken up at the meeting are the following:

1.	To elect five members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal (Proposal 1);

2.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014 (Proposal 2);

3.	To amend our 2011 Long-Term Incentive Plan (the “2011 Plan”) to increase the number of shares of common stock, par value $.001 per share (“Common Stock”) available for issuance under the 2011 Plan by 5.0 million shares from 7.7 million shares to 12.7 million shares (Proposal 3);

4.	To amend our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of Common Stock available for issuance from 150 million to 250 million (Proposal 4);

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 5); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Who may vote at the Annual Meeting?
Only stockholders of record of shares of our Common Stock as of April 14, 2014 (the “Record Date”) may vote at the Annual Meeting (and any adjournments or postponements of the Annual Meeting).  As of the Record Date, the number and class of stock outstanding and entitled to vote at the meeting was 85,052,281 shares of Common Stock.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE NOW – AND PLEASE VOTE WITH RESPECT TO ALL PROPOSALS.  If you do not vote your shares, or if you do not vote with respect to all proposals, your shares may not be counted in determining the outcome of proposals that affect our future.

If you plan to attend the Annual Meeting in person, please bring with you a photo ID and evidence of your stock ownership as of the Record Date.  If your shares are not registered directly in your name on our books and are instead held in an account for you by a bank, advisory or brokerage firm or other financial institution, you will need to obtain evidence of your stock ownership as of the Record Date from the entity that holds your account.

What if my shares are held for me in “street name”?
Shares held by banks, advisory or brokerage firms and other financial institutions (collectively referred to in this Proxy Statement as “brokers”) on behalf of beneficial owners of our Common Stock are considered to be held in “street name.”  In that case, the brokers are the registered holders on our books (maintained for us by our transfer agent) and are required to vote shares in accordance with their customers’ voting instructions.  Accordingly, if your shares are held in “street name,” you vote your shares by providing voting instructions to your broker.  If your shares are held in “street name” and you have not received information about the methods available to you to vote your shares, you should request from your broker instructions for voting your shares.  As your vote is very important, please be sure to provide voting instructions to your broker.

What are broker “non-votes”?
If your shares are held in “street name,” a broker “non-vote” occurs when a broker does not vote on one or more proposals because you have not given specific voting instructions with respect to “non-discretionary” proposals.  However, if you do not give your broker specific voting instructions with respect to “discretionary” proposals, your broker may nevertheless be permitted to vote your shares.  Under the rules of The NASDAQ Stock Market® (“Nasdaq”), the election of directors (Proposal 1), the amendment of the 2011 Plan (Proposal 3), and the advisory vote on executive compensation (Proposal 5) are considered to be “non-discretionary” proposals.  The proposal to ratify the appointment of our auditors (Proposal 2) and the proposal to amend our Amended and Restated Certificate of Incorporation (Proposal 4) are considered to be “discretionary” proposals.

Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business generally at our Annual Meeting, but they will not be counted for purposes of determining the number of shares represented and voted with respect to “non-discretionary” proposals.  If you do not give your broker specific voting instructions for each of the non-discretionary proposals, your shares will not be included in the tabulation to determine if we have received the required number of votes needed to approve these very important proposals.

How does the Board recommend that I vote my shares?
The Board recommends that you vote as follows:

•	“FOR” the election of the Board’s nominees for director (Proposal 1);

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014 (Proposal 2);

•	“FOR” the amendment to the 2011 Plan to increase the number of shares of Common Stock available for issuance under the 2011 Plan by 5.0 million shares from 7.7 million shares to 12.7 million shares (Proposal 3);

•	“FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 150 million to 250 million (Proposal 4); and

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 5).

How will a quorum be established at the Annual Meeting?
To transact any business at the Annual Meeting, at least a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy.  For purposes of determining the presence or absence of a quorum for the Annual Meeting, the following shares are counted as present:

•	Shares represented by stockholders attending the Annual Meeting, whether or not they vote all their shares;
•	All shares represented by validly delivered proxies which contain one or more abstentions or which have votes withheld from any nominee for director; and
•	Shares represented by validly delivered proxies containing broker “non-votes.”

How are stockholder votes counted?
All telephone and Internet votes submitted by stockholders whose shares are carried directly on our books before 7:00 p.m. (EDT), June 9, 2014, and all properly executed proxies and broker instructions that are received in time to be counted at the Annual Meeting (and not properly revoked) will be counted.  Where a choice has been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with those specifications.  Where a choice has not been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with the Board’s recommendation.

In the election of directors under Proposal 1, you may vote your shares “FOR” each nominee or you may mark your vote “WITHHELD” for any one or more nominees.  The nominees for directors are elected by a plurality of the votes cast at the Annual Meeting in person or by proxy.  Therefore, the five nominees receiving the highest number of “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors and will constitute our entire Board.  Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for the election of the nominees in accordance with the Board’s recommendation.  Where a stockholder proxy or vote via telephone or Internet indicates withheld authority to vote for a particular nominee or nominees, the shares will not be voted for that particular nominee or nominees.

For each of Proposals 2, 3, 4, and 5, you may determine to vote “FOR,” “AGAINST,” or “ABSTAIN” from voting.  Abstentions are counted as present and voting on a proposal; therefore, a vote to “ABSTAIN” will have the same effect as a vote “AGAINST.”  Broker “non-votes” are not considered to have been voted for non-discretionary proposals and are not counted as present in determining whether non-discretionary proposals have been approved by a majority of the shares present and entitled to vote on the proposals.  It is our understanding that Proposals 2 and 4 will be deemed discretionary proposals and Proposals 1, 3, and 5 will be deemed non-discretionary proposals.  Approval of each of Proposals 2, 3, and 5 requires the affirmative vote of a majority of shares voting in person or by proxy on the proposal.  Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote at the meeting.

Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for a matter in accordance with the Board’s recommendations.  If any other matter not discussed in this Proxy Statement is presented at the Annual Meeting and upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

How may I revoke a vote submitted prior to the Annual Meeting?
You may revoke a vote at any time prior to the Annual Meeting and you may thereafter attend and vote at the Annual Meeting.  You may revoke a vote as follows:

•	If you voted originally by telephone or via the Internet, enter new instructions on the same voting system before 7:00 p.m. (EDT), June 9, 2014; or
•	If you voted by giving your vote to our proxy solicitor, Morrow & Co., LLC (“Morrow”) via telephone, call Morrow at 1-203-658-9400 before 7:00 p.m. (EDT) on June 9, 2014 and advise them that you wish to revoke or change your vote; or
•	If your shares are registered in your name on our books,
o	send a written notice of revocation to us, attention Corporate Secretary, which must be received prior to the close of voting at the Annual Meeting on June 10, 2014; or
o	attend the Annual Meeting and vote in person (or send a personal representative with an appropriate proxy); or

•	If you hold your shares in “street name,”
o	contact the broker that delivered your Proxy Statement for instructions about how to change your vote; or
o	if you wish to change your vote by attending the Annual Meeting, you must contact your broker for documentation – only your broker may change voting instructions with respect to shares held in “street name.”

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock (i) unless otherwise noted, as of March 31, 2014, by each current director and each executive officer set forth in the table below (each a “Named Executive Officer”), (ii) as of March 31, 2014, by all directors and executive officers as a group, and (iii) as of the date noted in each related footnote, by the entities known by us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned(1)
Non-Executive Directors
John R. Leone	3,000	10,000	13,000	*
Joseph M. Mahady	–	10,000	10,000	*
Bruce A. Peacock	–	22,667	22,667	*
Marvin E. Rosenthale, Ph.D (3)	23,333	33,000	56,333	*

Named Executive Officers
John G. Cooper	53,584	460,667	514,251	*
Thomas F. Miller, Ph.D, MBA	46,227	310,000	356,227	*
Russell G. Clayton, D.O.	29,355	205,335	234,690	*
Mary B. Templeton, Esq.	39,822	156,667	196,489	*

Executive Officers and Directors as a group (12 persons) (4)	327,829	1,678,004	2,005,833	2.31%

5% Security Holders
FMR LLC with respect to various mutual funds (5) 82 Devonshire Street Boston, MA 02109	12,104,278	–	12,104,278	14.23%

Deerfield Management Company, L.P. (6) 780 3rd Avenue, 37th Floor New York, NY 10017	3,659,700	5,368,849	9,028,549	9.98%

Broadfin Capital, LLC (7) 237 Park Avenue, Suite 900 New York, New York 10017	8,066,000	–	8,066,000	9.48%

DAFNA Capital Management, LLC (8) 10990 Wilshire Blvd., Ste 1400 Los Angeles, CA 90024	5,698,739	275,000	5,973,739	7.00%

* Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and includes voting and investment power with respect to shares of Common Stock.  Shares of Common Stock, and shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2014 held by each person or group named above, are deemed outstanding for computing the percentage ownership of the person or group holding any options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group.  As of March 31, 2014, 85,052,281 shares of Common Stock were issued and outstanding.  The address of each individual person is c/o Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

(2)	Common Stock Equivalents include shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2014 held by each person or group named above.

(3)	Total beneficial ownership shown in the table includes 8,333 shares held by or for the benefit of his spouse, as to which Dr. Rosenthale disclaims beneficial ownership.

(4)	This information is based on the most recent Form 4s filed with the SEC by the Executives on March 10, 2014.

(5)
This information is as of December 31, 2013 and is based on a Schedule 13G/A filed with the SEC on February 14, 2014, by FMR LLC (“FMR”) and Edward C Johnson 3d, Chairman, with respect to (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Company Act of 1940 (“1940 Act”), which is the beneficial owner of 6,930,160 shares as a result of acting as investment adviser to various 1940 Act-registered investment companies; (ii) Fidelity SelectCo, LLC, as wholly-owned subsidiary of FMR and a 1940 Act-registered investment adviser that is the beneficial owner of 5,082,804  shares as a result of acting as investment adviser to various 1940 Act-registered investment companies; (iii)  and Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR and a bank as defined under §3(a)(6) of the Exchange Act that is the beneficial owner of 91,314 shares as a result of acting as investment manager of institutional accounts owning such shares.  The filing indicates that no one person's interest in our Common Stock exceeds five percent of our total outstanding Common Stock.

(6)
This information is as of December 31, 2013 and is based on a Schedule 13G filed with the SEC on February 14, 2014, by (i) Deerfield Mgmt, L.P., general partner of the entities identified in clauses (iv) through (vii) with respect to securities beneficially owned by such entities, (ii) Deerfield Management Company, L.P., an investment adviser for the entities identified in clauses (iv) through (vii) with respect to securities beneficially owned by such entities, (iii) James E. Flynn, (iv) Deerfield Special Situations Fund, L.P., (v) Deerfield Special Situations International Master Fund, L.P., (vi) Deerfield Private Design Fund II, L.P., (vii) Deerfield Private Design International II, L.P.  The Common Stock Equivalents listed above consist of warrants to purchase 7,265,080 shares of our Common Stock that contain a provision restricting the exercise or conversion of such securities to the extent that, upon exercise or conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our then outstanding Common Stock (the “Cap”).  Accordingly, notwithstanding the number of shares reported, the reporting entities have disclaimed beneficial ownership of the shares underlying such warrants to the extent that the beneficial ownership of all reporting persons in the aggregate would exceed the Cap.

(7)	This information is as of December 31, 2013 and is based on a Schedule 13G filed with the SEC on February 14, 2014, by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd., and Kevin Kotler.

(8)
This information is as of December 31, 2013 and is based on a Schedule 13G filed with the SEC on February 14, 2014 by DAFNA Capital Management, LLC, a 1940 Act registered investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd., and control persons Nathan Fischel and Fariba Ghodsian.  Messrs. Fischel and Ghodsian expressly disclaim beneficial ownership of the securities owned by the funds.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five directors.  Each director elected will hold office until his successor has been elected and qualified or until his earlier resignation or removal from office.

The Board has nominated for election to the Board the five individuals named below.  With the exception of any proxies marked to “withhold” authority to vote for one or more of the nominees, all properly executed proxies received will be voted (unless one or more nominees are unable to serve) “FOR” the election of the nominees named below.  The Board knows of no reason why any nominee should be unable or unwilling to serve, but if that should occur, either proxies will be voted for the election of some other person or the size of the Board will be fixed at a lower number.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board and certain information about the nominees are set forth below.  Each of the nominees currently serves as a director.  For information concerning the number of shares of Common Stock beneficially owned by each nominee, see “Common Stock Ownership of Certain Beneficial Owners and Management” on page 5.  The age of each nominee is as of June 10, 2014, the date of our Annual Meeting of Stockholders.

Name	Age	Position with the Company
John R. Leone	66	Chairman of the Board
John G. Cooper	55	Director, President and Chief Executive Officer
Joseph M. Mahady	61	Director
Bruce A. Peacock	62	Director
Marvin E. Rosenthale, Ph.D.	80	Director

John R. Leone has served as a member of our Board of Directors since November 2012 and was elected Chairman in January 2013.  He serves as Chairman of the Board’s Compensation Committee and is a member of the Nomination and Governance Committee.  Mr. Leone has been a Partner at Visium Asset Management, LLC, an investment platform focused on healthcare royalties and related revenues formed by Visium Asset Management LP, a leading multi-strategy investment firm, since May 2013.  Prior to joining Visium, Mr. Leone was a Partner at Paul Capital Healthcare, a private equity firm that manages one of the largest dedicated healthcare funds globally (2007 to 2013).  Previously, Mr. Leone served as President and Chief Executive Officer at Cambrex Corporation, a publicly-traded life sciences company providing innovative solutions that accelerate the development and commercialization of pharmaceutical products; and Senior Vice President and Chief Operating Officer of U.S. Commercial Operations at Aventis Pharmaceuticals.  While at Aventis, he played a key role in spearheading the successful integration of its predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, and had responsibility for all commercial business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective.  Mr. Leone also served on the Board of Directors at ViroPharma Incorporated from until its recent acquisition in March 2014.  Mr. Leone received his B.S. degree in Engineering from the U.S. Military Academy at West Point and his M.B.A. from the University of Colorado.

With over 30 years of experience, Mr. Leone has built an outstanding track record in pharmaceutical operations, commercial portfolio management, and financing life science companies.  His commercial experience includes both domestic and international executive management roles and direct responsibility for the commercial launch of numerous pharmaceutical products.  These are important experiences as we commercialize our initial product and consider strategic plans for our commercial and medical affairs team.

John G. Cooper has served as a member of our Board and our President and Chief Executive Officer since January 2013.  He joined our Company in December 2001 and, until March 21, 2014, served as our Chief Financial Officer in the following roles: President and Chief Financial Officer (August 2010 to 2013), Executive Vice President and Chief Financial Officer (2002 to August 2010), and Senior Vice President and Chief Financial Officer (2001 to 2002).

Mr. Cooper has more than 25 years experience managing emerging growth companies in the life sciences industry, including in general management, strategic and corporate development, financings, strategic alliances and acquisitions, as well as investor relations and financial management.  Prior to joining us, he served as Senior Vice President and Chief Financial Officer at both DNX Corporation (“DNX”), which at that time was a leader in transgenic biotechnology, and Chrysalis International Corporation (“Chrysalis”), a provider of drug development services that had companies operating in seven countries and over 250 biopharmaceutical clients, which was formed as a result of the merger DNX of and BioClin International.  While at DNX, he managed the initial public offering of DNX and the formation of a joint venture with Baxter Health Care focused on genetically engineered organ and blood substitute products, and also successfully negotiated and integrated a number of strategic acquisitions, including the merger that formed Chrysalis.  Mr. Cooper later managed the acquisition of Chrysalis by Phoenix International, Inc., an MDS Pharma company.  Previously, Mr. Cooper served in senior financial management roles at ENI Diagnostics, Inc. (“ENI”), a public biotechnology company in AIDS diagnostics, where he served on the executive management committee and played an integral role in the acquisition of ENI by Pharmacia AB.  He also held financial management positions at C.R. Bard, a developer of innovative medical devices, and Warner Cosmetics, a joint venture between Warner Communications and Lauren Cosmetics.  Mr. Cooper received his B.S. degree in Commerce from Rider University and is a certified public accountant.
Mr. Cooper brings to our Board his extensive experience in the biotechnology industry and a deep knowledge of our Company, our mission and objectives.  He has significant financial expertise, including in debt, equity capital and alliance transactions in the life sciences industry.  His participation on the Board enhances the dialogue and effectiveness of discourse between our Board and our management team.

Joseph M. Mahady has served as a member of our Board since January 2013.  He is a member of the Board’s Audit and Compensation Committees.  Mr. Mahady held significant leadership positions during his 30-year career with Wyeth Corporation, including as President, Wyeth Pharmaceuticals (2008 – 2009); Senior Vice President, Wyeth Corporation (2002 – 2009), with responsibility to direct the worldwide operations of that company's $20 billion global pharmaceutical business; President of Global Business, where he directed all worldwide commercial operations; President of Americas and Global Business, where he introduced a new global operating model that supported the development of several new business units that achieved global strategic reach; President, North America; President of Wyeth-Ayerst, as well as Vice President of Healthcare Systems and Vice President of Marketing and Sales Operations.  He retired from Wyeth in 2009.  Mr. Mahady serves as a member of the boards of directors of Albemarle Corporation, a leading specialty chemical company, Cortendo AB, a biopharmaceutical public company in Norway focused primarily on metabolic diseases, and KV Pharmaceutical Company, a privately-held specialty pharmaceutical company with a focus on women’s healthcare.  Mr. Mahady received his B.S. degree in Pharmacy from St. John's University College of Pharmacy and his M.B.A. in Pharmaceutical Studies from Fairleigh Dickinson University.

Mr. Mahady brings to our Board extensive strategic and operational experience in the biopharmaceutical industry.  He has broad international commercial experience, having served in a direct leadership role in more than 30 product launches, and has a successful record of developing profitable businesses based on transformational technologies in both the US and international markets.

Bruce A. Peacock has served as a member of our Board since September 2010.  He also serves as Chairman of the Board’s Audit Committee and is a member of the Compensation and the Nomination and Governance Committees.  Mr. Peacock has served as Chief Financial and Business Officer of Ophthotech Corporation since August 2013, having served as Chief Business Officer since September 2010.  He has also served as a Venture Partner with SV Life Sciences Advisors, LLC since 2006.  Prior to joining Ophthotech, from April 2008 to February 2011, he served as President and Chief Executive Officer and a Director and Co-Chairman of the Board of Alba Therapeutics.  Previously, Mr. Peacock served as Chief Executive Officer and director of The Little Clinic, a medical care services company; as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-held biotechnology company; as President, Chief Executive Officer and a director of Orthovita, Inc., a publicly-held orthopaedic biomaterials company; as Executive Vice President, Chief Operating Officer and a director of Cephalon, Inc.; and as Chief Financial Officer of Centocor, Inc.  Mr. Peacock previously served as a member of the boards of directors of Pharmacopeia, Inc. (2004-2008), Ligand Pharmaceuticals Incorporated (2008-2009), and NeurogesX, Inc. (2007-2009).  Since 2012, he has served as a member of the board of directors of Invisible Sentinel, Inc., a private company.  Mr. Peacock earned a bachelor’s degree in Business Administration from Villanova University and is a certified public accountant.

Mr. Peacock brings to our Board extensive biotech and pharmaceutical experience.  He has held senior executive positions, including CEO, COO and CFO, in a number of biotechnology, medical device and healthcare service organizations.  He has significant financial expertise, including in debt, equity capital and alliance transactions.  Mr. Peacock also has significant experience in drug development, having led the effort to gain regulatory approval for several drug candidates in the United States and in other major markets worldwide.  Mr. Peacock also has had responsibility for marketing, commercial and manufacturing operations.

Marvin E. Rosenthale, Ph.D. has served as a member of our Board since 1998.  He also serves as Chairman of the Board’s Nomination and Governance Committee and is a member of the Audit Committee.  Prior to his retirement in 1999, Dr. Rosenthale served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc., having joined as Vice President in 1993.  Previously, over a period of 16 years, Dr. Rosenthale served in a variety of executive positions at Johnson & Johnson, including Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute, and director of the divisions of pharmacology and biological research and Executive Director of Drug Discovery Research at Ortho Pharmaceutical.  Dr. Rosenthale also served in various positions with Wyeth Laboratories.  Dr. Rosenthale has served on the boards of directors of NuRx Pharmaceuticals Inc. (2008-2010) and Radiant Pharmaceuticals Corp. (formerly AMDL, Inc., 2000-2006).  Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College, a M.Sc. in pharmacology from Philadelphia College of Pharmacy & Science and a B.Sc. in pharmacy from the Philadelphia College of Pharmacy & Science.

Dr. Rosenthale brings to our Board more than 50 years of management and executive experience in the pharmaceutical industry.  In addition, since 1998, he has served as a member of the board of directors of nine pharmaceutical companies, which provides him a broad perspective of the customs, practices and strategic priorities of pharmaceutical companies in today’s challenging competitive and financial markets.

Required Vote and Recommendation

The directors are elected by a plurality of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, excluding broker non-votes.  See “How are stockholder votes counted?” at page 3.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings of the Board

The Board held four regular meetings and ten special meetings during the fiscal year ended December 31, 2013.  All members of the Board attended either in person or by telephone at least 75% of the total number of meetings of the Board and the total number of meetings of standing committees of the Board on which they each served during 2013.  We do not have a formal policy regarding director attendance at the 2014 Annual Meeting; however, it is expected that, absent good reason, our directors will be in attendance.  All of our directors attended the 2013 Annual Meeting.

Director Independence

The Board presently consists of five members, one of whom also serves as Chief Executive Officer (“CEO”).  Presently, Dr. Rosenthale and Messrs. Leone, Mahady and Peacock are “independent” directors within the meaning of the rules of the SEC and the listing requirements of Nasdaq.  Each director who serves on a standing committee (comprised of the Compensation Committee, the Nomination and Governance Committee and the Audit Committee) is “independent” within the meaning of the SEC rules and the listing requirements of Nasdaq.

Board Leadership Structure

Our Board is comprised of four independent directors and our CEO.  Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, and Nomination and Governance Committee.  Each of the standing committees is comprised solely of independent directors.  In accordance with Nasdaq listing requirements, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.

Our Board does not have a policy as to whether the same individual may serve as both Chairman and CEO or if the roles must be separate.  The Board believes that it is appropriate to make such determinations in the particular circumstance at any time.  Prior to 2013, our Board’s Chairman also served as our CEO.  In 2012, the Board appointed a lead independent director, Mr. Peacock, who, among other things, presided over executive sessions of the non-employee directors, led the discussion concerning the compensation and effectiveness of the CEO, and acted as liaison between the independent directors and the Chairman.  In January 2013, following the resignation of our former Chairman and CEO, the Board reviewed its leadership structure and elected Mr. Leone to serve as an independent Chairman.  Mr. Cooper, our CEO, was also elected to serve as a member of our Board.  The Board felt at that time that, with an independent Chairman, a lead independent director was no longer necessary, and Mr. Peacock ceased functioning in that role.  Our Board will continue to evaluate its leadership structure in light of changing circumstances and will make changes at such times as it deems appropriate.

Our Board places a high priority on assuring that we are properly managing our business and its attendant risks, including in particular with respect to the areas of finance and financial controls.  The Board discusses risks related to, among other things, our strategic plan, capital structure, research and development activities, medical activities, and operations, including manufacturing, supply chain, and marketing and sales, and also relies on its standing committees to provide appropriate oversight of the particular areas they address.  The individual directors also make themselves available to management as needed to lend their expertise to discussions about the level of risk that we should consider acceptable to achieving our strategic objectives.  These informal exchanges enhance the directors’ understanding of the risks inherent in our activities and the adequacy of our risk management processes.  We believe, given our size and the complexity of our business, that our directors provide effective oversight of our risk management function, especially through the work of the Audit Committee.

Our management team is responsible for managing risk arising out of our compensation policies and practices and our Board, directly and through its Compensation Committee, oversees our activities.  Although inappropriate risk taking may not be preventable in all circumstances, we believe that our compensation practices and policies do not cause risks that are reasonably likely to have a material adverse effect on our prospects or financial condition.  As part of its oversight activities, the Compensation Committee considers the incentives created by our policies and the impact of such incentives on overall risk.  We believe that our compensation policies are conservative and that the balance achieved among our fixed base compensation, which provides assurance of income; our annual cash bonus, which provides incentives to achieve our short-term objectives; and our equity incentives, which generally vest over three years and represent incentives to achieve our long-term corporate goals; is generally effective to mitigate compensation risks.  In addition, our commercial organization, including our field force, has a compensation program that in addition to rewarding the achievement of sales objectives, also rewards non-revenue objectives related to our long-term goals and objectives, such as completing all activities necessary or appropriate to secure hospital formulary acceptance or completing effective and thorough in-servicing on the administration of SURFAXIN® and other safety-focused initiatives.

Committees of the Board

Audit Committee

The Audit Committee of the Board currently consists of Bruce A. Peacock (Chairman), Joseph M. Mahady, and Marvin E. Rosenthale, Ph.D.  The Board has adopted a written Audit Committee Charter.  The composition and responsibilities of the Audit Committee, as reflected in its Charter, are intended to be in accordance with applicable rules of the SEC for corporate audit committees and listing requirements of Nasdaq.  All members of the Audit Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.  The Board of Directors has determined that each of the members of our Audit Committee are “independent” in accordance with  Nasdaq listing standards and that Bruce A. Peacock meets the criteria of the SEC for an “audit committee financial expert.”

The primary functions of the Audit Committee include:

•	overseeing our financial statements, system of internal controls, auditing, accounting and financial reporting processes;
•	providing an independent, direct line of communication between the Board and our independent auditors;
•	appointing, compensating, evaluating and, when appropriate, replacing our independent auditors;
•	overseeing our tax compliance;
•	reviewing with management and our independent auditors the annual audit plan;
•	reviewing the Audit Committee Charter;
•	reviewing and pre-approving audit and permissible non-audit services; and
•	reviewing and approving all related-party transactions.

The Audit Committee is also responsible for addressing matters of accounting policy with our independent accountants.  In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all of our books, records, facilities and personnel.  The Audit Committee also has the power to retain legal, accounting and other advisors as it deems necessary to carry out its duties.  The Audit Committee met four times during the fiscal year ended December 31, 2013.

Report of the Audit Committee (1)

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s annual report, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the review and discussion with management addressed management’s assessment as to the effectiveness of the Company’s internal controls over financial reporting and such other matters as are required to be discussed with the Audit Committee.  Pursuant to such dialogue, management prepared a report of its assessment of the Company’s internal controls over financial reporting, identifying the framework used by management in assessing the effectiveness of such internal control.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of such statements with generally accepted accounting principles in the United States.  This review included a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee meetings with Ernst & Young LLP were held with and without management present.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.

Bruce A. Peacock, Chairman
Joseph M. Mahady
Marvin E. Rosenthale, Ph.D.

 (1)  The material in this report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference into a document filed with the SEC.

Compensation Committee

The Compensation Committee of the Board is a standing committee and currently consists of John R. Leone (Chairman), Joseph M. Mahady and Bruce A. Peacock.  The Board has adopted a written Compensation Committee Charter.  The composition and responsibilities of the Compensation Committee, as reflected in its Charter, are intended to be in accordance with applicable rules of the SEC for corporate compensation committees and the listing requirements of Nasdaq.  All members of the Compensation Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

The primary duties of the Compensation Committee include:

•	review with management our compensation policies relating to executive and general compensation, including but not limited to cash bonus compensation, and equity and other incentive plans;
•	review and discuss with management at least annually our corporate goals and objectives relating to compensation of executive officers and other senior officers;
•
evaluate performance of the CEO and other executives and review the CEO’s recommendations of the other senior officers in light of our goals and objectives and, based on that evaluation, determine the compensation of the CEO and other executive officers;

•	engage and meet with independent compensation consultants as it deems necessary and appropriate to carry out its responsibilities;
•	review and approve compensation arrangements for executive officers and other senior officers, including employment, severance and change in control agreements and any supplemental benefits;
•	oversee key employee benefit programs, policies and plans relating to compensation and, where deemed appropriate, programs, policies and plans relating to our other employees;
•	review, approve, and establish guidelines for the compensation of Board directors; and
•	review and discuss with management our annual report and proxy statement with respect to executive compensation matters.

The Compensation Committee has the full authority of the Board, in its place and stead, to discharge its obligations under the Charter.  In its discretion, it may confer with, and consider the recommendations of, management in establishing compensation policies and in approving the amount of, and the form of compensation for executives.  The Compensation Committee may also form, and delegate its authority to, subcommittees or other committees of the Board when deemed appropriate.  In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate.  The Compensation Committee holds meetings in conjunction with the regular meetings of the Board, and recently has met separately on a frequent basis to ensure that our compensation policies are aligned with and support the goals of the business.   The Compensation Committee met eight times during the fiscal year ended December 31, 2013.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ending December 31, 2013, all members of the Compensation Committee qualified as independent directors, no member of the Compensation Committee at any time served as one of our officers, and no member of the Compensation Committee entered into a reportable transaction under the SEC rules governing related parties.  During 2013 and currently, there were and are no “interlocks” as defined by the SEC with respect to any member of the Compensation Committee.

Nomination and Governance Committee

The Nomination and Governance Committee currently consists of Marvin E. Rosenthale, Ph.D. (Chairman), Bruce A. Peacock, and John R. Leone.  The Board has adopted a written Nomination and Governance Committee Charter.  The composition and responsibilities of the Nomination and Governance Committee, as reflected in its Charter, are intended to be in accordance with applicable rules of the SEC for corporate nominating committees and the listing requirements of Nasdaq.  All members of the Nomination and Governance Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

The Nomination and Governance Committee has the authority to designate the nominees to stand for election as director at each annual meeting of the stockholders and to fill vacancies on the Board occurring between annual meetings.  Other duties of the Nomination and Governance Committee include:

•	evaluate annually the composition and organization of the Board and its committees in light of applicable rules and regulations, including but not limited to the listing requirements of Nasdaq, and make recommendations to the Board;
•	determine criteria for selection of members of the Board, the Chairman of the Board, and members of the committees, and ensure that our Board members as a group represent a reasonable balance of professional, business and financial expertise and personal backgrounds;
•	evaluate and recommend to the Board a nominee to serve as Chairman of the Board, directors to serve on the committees of the Board and directors to serve as chairmen of such committees;
•	review and evaluate annually the performance of individual Board members proposed for reelection and make recommendations to the Board regarding the appropriateness of each director’s standing for reelection, and, at such other times as are appropriate, review and evaluate the conduct of a particular Board member, and, if deemed necessary, recommend to the Board such action, including termination of membership, in accordance with any applicable code of conduct or ethics or any corporate governance principles or guidelines adopted by the Board, for cause or other reason;
•	review, evaluate and approve all nominees for election to the Board, verify their qualifications, experience and fitness for service, assess their individual profiles against the mix of skills, strengths and expertise of current Board members, and determine their willingness to serve as a director;
•	identify, evaluate and approve nominees for election to the Board upon the resignation, removal of directors from the Board or creation of other vacancies;
•	identify, evaluate and approve a slate of nominees for election to the Board at the Annual Meeting of Stockholders;
•	evaluate all nominees submitted by stockholders for election to the Board, determine if such submissions comply with our Amended and Restated By-Laws (“By-Laws”) and all applicable rules and regulations, and, if such candidates meet the criteria established by the Nomination and Governance Committee, in its sole discretion, approve such nominees for election at the next Annual Meeting of Stockholders; and

•	evaluate all stockholder proposals submitted to us, determine if such submissions are in compliance with the By-Laws and all applicable rules and regulations, and recommend appropriate action on each proposal to the Board.

The Nomination and Governance Committee considers candidates for director nominees that may be identified by the committee, or proposed by directors, executive officers and stockholders (see page 49).  In 2012, as we embarked on our efforts to build a respiratory critical care franchise, beginning with the commercialization of SURFAXIN in the United States and the  development of AEROSURF®, the committee initiated a search to identify potential directors who could bring commercial, marketing and related expertise to the Board and provide guidance and market knowledge to our initiatives.  In October 2012, the Nomination and Governance Committee retained a leading global retained executive search firm, CTPartners, to assist the Board in identifying and evaluating director candidates.  The committee evaluated a number of candidates and, through these efforts, identified and elected to the Board Messrs. Leone and Mahady.  The committee continues to consider candidates and expects to recommend additional nominees to the Board in the future.  The Nomination and Governance Committee conferred informally several times, met individually with several potential nominees and formally met once during the fiscal year ended December 31, 2013.

The Nomination and Governance Committee seeks candidates who will complement the Board and provide it with diverse expertise and perspectives (functional, cultural and geographic).  In selecting nominees, the Nomination and Governance Committee assesses the independence, character, relevant expertise and experience of candidates and endeavors to collectively establish within the Board areas of core competencies, such as business judgment, management, accounting and finance, industry knowledge, leadership, strategic vision, and knowledge of domestic and international markets and marketing.  The Board may also seek nominees who are widely recognized as leaders in the fields of medicine or the biological sciences.  Additional criteria include personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for and attend meetings and participate effectively as a member of the Board.  Consideration is also given to whether the qualifications of a potential nominee complement and supplement the skills of existing members of the Board.

Availability of the Charters for our Audit Committee, Compensation Committee and Nomination and Governance Committee

A current copy of each of our Audit Committee Charter, Compensation Committee Charter, and Nomination and Governance Committee Charter is available on our website at http://www.discoverylabs.com.  Our website and the information and websites contained therein or connected thereto are not incorporated into this Proxy Statement.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation for his services. Directors who are also employees are not compensated separately for serving on the Board or any of its committees.  Effective June 11, 2013,  the Compensation Committee recommended and the Board approved changes to the compensation of non-employee directors as follows: (i) $8,750 per quarter for all directors other than the Chairman of the Board, and $15,000 per quarter for the Chairman of the Board, (ii) $3,750 per quarter for the director who served as Chairman of the Audit Committee, (iii) $2,500 per quarter for the director who served as Chairman of the Compensation Committee, (iv) $1,875 per quarter for the director who served as Chairman of the Nomination and Governance Committee, (v) $1,750 per quarter for each director who served as a non-Chairman member of the Audit Committee, (vi) $1,250 per quarter for each director who served as a non-Chairman member of the Compensation Committee, and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the Nomination and Governance Committee.  In addition, in order to better align the interests of our Board with our stockholders, the Compensation Committee considers and recommends to the Board long-term equity compensation.  In 2014, the committee recommended and the Board approved the equity awards reflected in the table below.  These awards were issued pursuant to our 2011 Plan after consideration of the practices of other similarly-situated biotechnology companies in equity providing compensation to their non-employee directors.  The Compensation Committee did not recommend that the Board adopt a fixed policy with respect to equity compensation, but rather anticipates that it will conduct a review of peer company director compensation practices before considering changes to our director compensation policy and amounts in the future.

The following chart summarizes the cash and non-cash compensation paid to our non-employee directors during the year ended December 31, 2013.  To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Non-Equity Incentive Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation.”  In addition to the items included in the chart, directors also are entitled to expense reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board committee meetings and related activities.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total

John R. Leone	$72,884	$8,000	$19,931	$100,815
Joseph M. Mahady	42,556	8,000	90,131	140,687
Bruce A. Peacock	52,333	8,000	19,931	80,264
Marvin E. Rosenthale, Ph.D.	45,056	8,000	19,931	72,987

(1)
Represents the grant date fair value of the stock award, equivalent to the closing stock price on the grant date, computed in accordance with Accounting Standards Codification (ASC) Topic 718 “Stock Compensation”(ASC Topic 718).  On June 11, 2013, the Compensation Committee approved stock awards for each director of 4,734 restricted stock units.  All restricted stock units awarded in 2013 vest in full on the first year anniversary of the grant.

(2)
Represents the grant date fair value of the stock options computed in accordance with Accounting Standards Codification (ASC) Topic 718 “Stock Compensation” (ASC Topic 718).  The assumptions utilized are described in Note 12, “Stock Options and Stock-based Employee Compensation,” to our consolidated financial statements for the year ended December 31, 2013, which are included in the accompanying 2013 Annual Report to Stockholders.  The amounts reported in the table have not been paid to, nor realized by, the director.  On January 3, 2013, the Compensation Committee approved a grant to Mr. Mahady upon his election to the Board of options to purchase 30,000 shares with an exercise price of $2.34.  These options vest in three equal annual installments beginning on the first anniversary date of the grant.  On June 11, 2013, the Compensation Committee approved grants for each director of options to purchase 15,000 shares with an exercise price of $1.69.  These options vest in full on the first year anniversary of the grant.  All options have a term of 10 years.

Pursuant to our charter documents, we indemnify our directors to the maximum extent permissible under the General Corporation Law of the State of Delaware.  In addition, we have entered into indemnity agreements with Messrs. Leone, Mahady and Peacock (and certain of our executive officers) that provide, among other things, that we will indemnify them under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and our By-Laws.

PROPOSAL 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board, acting upon the recommendation of the Audit Committee, reappointed the firm of Ernst & Young LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2014.

Although action by the stockholders in this matter is not required under the General Corporation Law of the State of Delaware, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting.  If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Audit, Audit Related, Tax and Other Accountant Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2013 and December 31, 2012, fees for the review of quarterly reports on Form 10-Q during these periods and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category:	Fiscal 2013	% of Total	Fiscal 2012	% of Total

Audit Fees	$312,000	59%	$300,000	72%
Audit-Related Fees	175,000	33%	60,000	14%
Tax Fees	42,000	8%	60,000	14%
Total Fees	$529,000	100%	$420,000	100%

Audit Fees are fees that we paid to Ernst & Young LLP for: the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (10-K) for each year, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and audits related to federal grant awards that support our development activities.

Audit- Related Fees are fees for services related to registration statements and other offering memoranda and accounting consultation.

Tax Fees consist of tax compliance/preparation and other tax services.  No portion of these Tax Fees related to financial information or operational system design or implementation services.

The Audit Committee, or a designated member of the Audit Committee, pre-approved all audit and non-audit services rendered to us by Ernst & Young LLP in 2013 and 2012.

The Audit Committee has considered whether the provision of all other services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP and has concluded that Ernst & Young LLP is independent.

Pre-Approval Policies

The Audit Committee pre-approves specified audit and non-audit services to be provided by our independent auditors prior to the engagement of our independent auditors.  With respect to other audit and non-audit services, the Audit Committee may designate a member to approve any additional audit services and permissible non-audit services, provided the Chairman of the Audit Committee informs the Audit Committee of such approval at its next regularly scheduled meeting.  Our Senior Vice President and Chief Financial Officer monitors the performance of all services rendered by our independent auditors, determines whether such services are within the list of pre-approved services and informs the Audit Committee on a timely basis of any such services.

On an ongoing basis, our Senior Vice President and Chief Financial Officer, together with our independent auditor, is responsible to submit to the Audit Committee all requests for approval of services that require a specific pre-approval.  The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services.  On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts.  The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

Representatives of Ernst & Young LLP are expected to be available at the 2014 Annual Meeting of Stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast with respect to the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal will be required to approve Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

PROPOSAL TO AMEND THE 2011 LONG-TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
RESERVED FOR ISSUANCE UNDER THE PLAN

The Board has adopted, declared advisable and directed to be submitted to our stockholders an amendment (the “Plan Amendment”) to the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder by 5.0 million shares, from 7.7 million shares to 12.7 million shares.  As of March 31, 2014, approximately 1.5 million shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures) are available for future grant under the 2011 Plan.  Capitalized terms used in this Proposal are defined in the 2011 Plan.  A description of the 2011 Plan follows this Proposal.  A form of the proposed Plan Amendment is attached to this Proxy Statement as Exhibit A.

Our Board believes that equity incentives are a powerful, necessary and desirable means to align the interests of our management and employees with those of our stockholders.  The purposes of our long-term incentive plans are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate increased incentives to contribute to our future success and prosperity, thereby enhancing our value for the benefit of our stockholders, and to support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.  The Board believes that the Plan Amendment is necessary to ensure that we can continue to grant equity incentives at levels deemed by the Compensation Committee and the Board to be both appropriate and competitive.

Background

The 2011 Plan was approved by stockholders in October 2011 with 3.7 million shares available for issuance thereunder.  On September 13, 2012, our stockholders approved an amendment to the 2011 Plan to increase the number of shares authorized for issuance thereunder to 6.2 million, and on June 11, 2013, our stockholders approved another amendment to further increase the number of shares authorized for issuance thereunder to 7.7 million.

Following approval of the 2011 Plan the Compensation Committee recognized that, with very limited exceptions, almost three years had passed without a grant of equity awards to our management team and decided that it was necessary and appropriate to restore long-term compensation incentives to a level deemed competitive and appropriate to our situation and needs.  Rather than make single large awards, the committee decided to execute its plan in a measured and deliberate fashion over time, taking into account our success in achieving our corporate goals, individual performance of our executives, and the compensation practices of life sciences companies that are similarly situated and that compete with us for talent.  The committee granted awards to members of management and other key employees totaling approximately 1.7 million shares with an exercise price of $1.83 per share.

In May 2012, following the FDA approval of SURFAXIN, to recognize their professional dedication and persistence in accomplishing this key milestone, the Compensation Committee granted stock option awards to members of management and other key employees totaling approximately 1.0 million shares with an exercise price of $2.71 per share.  The Board also approved awards of options to our four non-employee directors totaling 240,000 shares with an exercise price of $2.47 per share.  In addition, at that time, we began investing in our own specialty respiratory critical care commercial and medical affairs organization to specialize in neonatal critical care indications, beginning with respiratory distress syndrome (RDS).  This team is executing the launch of SURFAXIN and, in the future, we expect will support the launch of our other KL4 surfactant products in the United States, beginning with AEROSURF, if approved.  To attract the best commercial, medical affairs, marketing and related talent available, our compensation packages necessarily have and are expected to continue to include, new-hire equity incentives.

In March 2013, after conducting an assessment of members of management, our success in achieving our corporate goals, and information that is publicly available about the compensation practices of comparable life sciences companies, and consistent with its commitment to restore long-term compensation levels over a period of time, the Compensation Committee granted stock option awards to members of management and other key employees totaling approximately 1.6 million shares with an exercise price of $2.36 per share.

In addition to initiating our SURFAXIN commercial activities, we are developing our aerosolized KL4 surfactant pipeline development programs and aerosol delivery technologies to support a potentially significant respiratory critical care franchise.  Our lead program, AEROSURF, is a drug/device combination product consisting of our KL4 surfactant and our capillary aerosol generator (CAG).  We believe that, in the future, we could develop our KL4 surfactant and CAG technologies into a series of pipeline programs that could potentially support a significant respiratory care franchise.  We are initially developing AEROSURF to treat premature infants with RDS and are presently conducting phase 2a clinical trials, with initial results expected later this year.  To be successful with AEROSURF, we must identify and attract experienced professionals in drug development, device development, and clinical program design and management, to lead and support our AEROSURF development activities.  We also must retain our existing business and executive personnel and also attract additional talent to support and advance our expanding activities.

Our Business Plans and Needs

We believe that, with the launch of SURFAXIN and initiation of our clinical program for AEROSURF in 2013, we have given substance to the promise that our synthetic KL4 surfactant and CAG technologies represent, and that these milestones may lead to opportunities to further advance our commercial and development activities and potentially build a significant respiratory care franchise focused initially on the management of RDS and, if we are successful with AEROSURF, potentially on the management of other serious respiratory conditions in a range of patient populations.  In that context, recognizing the need for long-term incentives, the Compensation Committee conducted assessments in 2013 and 2014 of our executive officers’ performance, our success in achieving our corporate goals, as well as the compensation practices of comparable life sciences companies and, consistent with its intention to restore long-term compensation levels over a period of time, made special discretionary grants to members of management and employees in 2013, followed by annual grants in 2014.

Our business plan includes in the near term a number of milestones, the achievement of which will require committed and experienced management, professional and scientific personnel with varied backgrounds and capabilities.  We are continuing our manufacturing development work with DSM Pharmaceuticals, Inc., our contract manufacturing organization (CMO), to manufacture our lyophilized KL4 surfactant for use in a potential AEROSURF phase 3 clinical program and we are working with Battelle Memorial Institute (Battelle) to manufacture a sufficient number of CAG devices to support our planned phase 2b AEROSURF clinical trial.  If our phase 2 clinical trials are successful, we will need drug development and device development experts to finalize an AEROSURF drug/device combination product that is suitable for use in our planned AEROSURF phase 3 clinical program and potentially commercial sale.

In addition to experienced and motivated personnel to support our commercial and medical activities and our research and development activities, we require experienced operations, business and financial management to manage and appropriately allocate our resources and assist us in securing the additional capital that we will need to fund our activities.  We also continue our efforts to identify strategic partners that have broad experience to assist us in markets outside the U.S. with regulatory and product development expertise, a sharing of development expenses, as well as, if our products are approved, an ability to commercialize our products.  We also will consider additional financings and other similar transactions.  To conserve our resources, we have closely managed our cash resources and will continue to do so.  The use of long-term equity incentives as a component of compensation is an important component of our strategy.

Our 2011 Plan Strategy

Since our cash needs exceed our revenues, we depend and have depended in large part upon equity-based incentives to provide the basis for long-term compensation.  It is important that our Compensation Committee have a sufficient number of shares available to ensure that we can continue to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board, to restore levels of long-term compensation, to provide equity incentives and awards in recognition of goals to be achieved in the future, and to attract and retain the highly qualified executives and professionals and scientific personnel we will require to succeed.

Instead of seeking approval for a large number of shares at any one time, we believe it preferable to seek approval of fewer shares on a more frequent basis.  Accordingly, in 2013, we requested a sufficient number of shares to cover our anticipated needs through 2014.  Consistent with this thinking, we are again requesting approval for additional shares that we anticipate would be sufficient to meet our requirements for equity incentives to our directors, management, and employees, both existing and anticipated, for approximately two years.  Accordingly, the Board has directed that we seek stockholder approval to increase the number of shares available for issuance under the 2011 Plan by 5.0 million shares, from 7.7 million shares to 12.7 million shares.

The Plan Amendment

Our Board believes that, if the Plan Amendment is not approved, the shares currently available to provide incentives for current and future employees and consultants will not be sufficient to retain the talent and expertise on which we depend, nor to attract and retain the highly qualified executives and professional and scientific expertise that we will require to accomplish our long-term goals.  If we are unable to retain the talent and expertise on which we rely, and attract the new talent, both management and professional, that we require, we may be unable to meet our long term objectives, which would adversely affect our business and cause the market value of our common stock to decline.  The Board recommends that our stockholders approve the Plan Amendment.

If the Plan Amendment is not approved by our stockholders, we will continue to use the 2011 Plan.  However, given that we likely will have insufficient shares available for issuance to cover our anticipated needs, we may be required to significantly increase the cash component of our compensation programs in order to remain competitive and adequately compensate our employees.  Replacing equity awards with cash awards may not only misalign the interests of our management with the interests of our stockholders, it also could accelerate our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our business.

Our Board believes that equity is a powerful incentive and supports the alignment of our management’s and employees’ interests with those of our stockholders.  In approving the Plan Amendment and recommending it to our stockholders, the Board also considered the following factors:

•	As of March 31, 2014, the outstanding options held by our current directors and executives comprise approximately 2% of our outstanding shares;
•
As of March 31, 2014, approximately 1.5 million shares (plus any shares that might in the future be returned to the 2011 Plan as a result of cancellations, expirations and forfeitures), representing 1.8% of our outstanding shares, are available for future grant under the 2011 Plan;

•	As of March 31, 2014, of the total options outstanding, 4,662,581, or approximately 84.9%, are held by current directors, management and employees;
•
As of March 31, 2014, there were outstanding to all grantees under the 2011 Plan and all predecessor plans, including present and former directors, management, employees and current and past consultants, options to purchase 6,808,860 shares and 18,936 shares of restricted stock (subject to vesting), collectively representing approximately 8.0% of our outstanding shares of Common Stock; and

•
If the Plan Amendment is approved, the total shares under existing awards and shares available for grant will represent approximately 15.6% of our outstanding shares, of which approximately 8% are issued and outstanding and 7.6% remain available for future grant.

The Board believes that, in this stage of our development, it is prudent to return to the stockholders for authorization more frequently, rather than seek approval for the maximum number of shares that would likely be acceptable.  Based on an evaluation of past practices and our anticipated needs, the increase of 5.0 million shares proposed in this Proposal 3 would support our needs at least for approximately two years.

The 2011 Plan is our sole active plan for providing equity-based incentives to our executives, key employees and consultants.  The Board believes that the Plan Amendment is in the best interest of our stockholders and our Company.  The 2011 Plan, as amended by the Plan Amendment, would continue to be an important component of our compensation strategy, enhancing our ability to attract, motivate and retain talented executive, scientific and professional personnel as well as experienced non-employee directors, directly connect our compensation with our corporate performance, foster a culture of employee stock ownership and align the interests of all our constituents with our stockholders.

New Plan Benefits

The amounts of individual future grants and the future grantees under the 2011 Plan, as amended by the Plan Amendment, are not determinable at this time as awards under the 2011 Plan will be granted in the sole discretion of the Compensation Committee.  We cannot determine either the specific persons who may receive awards or the amount or types of any such awards.  We believe that, if the Plan Amendment had been in effect during the fiscal year ended December 31, 2013, no additional awards would have been made.

On March 31, 2014, the closing market price per share of our Common Stock on The NASDAQ Capital Market (symbol: DSCO) was $2.15.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast with respect to the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal will be required to approve Proposal 3.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN AMENDMENT.

DESCRIPTION OF THE 2011 PLAN

This section includes a summary of the 2011 Plan, and is qualified in its entirety by the full text of the 2011 Plan, which we filed with the SEC on August 15, 2011 as Appendix II to our 2011 Definitive Proxy Statement on Form DEF 14A.  Copies of the 2011 Plan may also be obtained by writing to us at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, attention Corporate Secretary, Legal Department.  The 2011 Plan was adopted by the Board on July 28, 2011, to be effective only upon approval of our stockholders, which occurred at the 2011 Annual Meeting of Stockholders on October 3, 2011 and amended on September 13, 2012 to increase the number of shares authorized for issuance thereunder to 6.2 million, and further amended on June 11, 2013 to increase the number of shares authorized for issuance thereunder to 7.7 million shares.

The purposes of the 2011 Plan are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom, in large measure, our sustained progress, growth and profitability depend.

The 2011 Plan replaced our 2007 Plan.  No further awards will be granted under the 2007 Plan, although any shares returnable to the 2007 Plan as a result of cancellations, expirations, forfeitures, settlements in cash or other termination or settlement without delivery of the full number of such shares, shall automatically become available for issuance under the 2011 Plan.  On its effective date, the 2007 Plan replaced the 1998 Plan.  No further options are issuable under the1998 Plan and shares returnable to the 1998 Plan due to cancellations, expirations and forfeitures are not made available for re-issuance under either the 2007 Plan or the 2011 Plan.  Awards outstanding under the 1998 Plan and the 2007 Plan continue to be governed by the terms of the 1998 Plan or 2007 Plan, as appropriate (and the applicable award agreements).

Eligibility.  All of our employees, directors or consultants are eligible to participate in the 2011 Plan.  As of March 31, 2014, we had approximately 127 full-time and part-time officers and employees, five directors and an estimated ten consultants that are eligible participants under the 2011 Plan.

Administration.  Under the 2011 Plan, a committee of at least two directors who are both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act is responsible for the administration of the 2011 Plan.  The Board has designated the Compensation Committee (the “Committee”) to be the responsible committee to administer the 2011 Plan.  Under the terms of the 2011 Plan, the Committee has the authority to:

•	establish rules and guidelines for the administration of the 2011 Plan and amend, suspend or waive any such rules or guidelines;
•	select the employees, directors and consultants to whom awards are granted and to make such grants;
•	determine the size and types of awards to be granted and the number of shares covered by such awards;
•	set the terms and conditions of such awards (including the prices, consideration to be paid, expiration dates and other material conditions upon which such awards may be exercised);
•	prescribe award agreements evidencing or setting the terms of such awards (which need not be the same for each participant);
•	determine whether, to what extent, and under what circumstances the awards may be settled or exercised in cash, shares, other securities or other awards;
•	determine whether, to what extent, and under what circumstances awards may be canceled, forfeited or suspended;
•	appoint agents that the Committee deems appropriate for the proper administration of the 2011 Plan and make any determination the Committee deems necessary or desirable for the administration of the Plan; and
•	correct any defect, supply any omission or reconcile any inconsistency in the 2011 Plan or any award thereunder in a manner it deems desirable to carry the 2011 Plan into effect.

The Committee has the sole discretion to administer, make determinations under and interpret the 2011 Plan.  The Committee may delegate its authority under the 2011 Plan to one or more members of the Committee or our officers in accordance with the terms and limitations of the 2011 Plan.

Shares Available for Awards.  Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares.  If any shares covered by an award under either the 2011 Plan or the 2007 Plan are forfeited or otherwise terminated or settled without delivery of shares, then the shares covered by such an award shall again be available for granting awards under the 2011 Plan.  In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2011 Plan.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or stock appreciation rights, each with a maximum term of ten years.  The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, other awards or other property or any combination thereof.  The exercise price for an option shall not be less than 100% of the Fair Market Value of one share on the date of grant, subject to certain adjustments described below. The Committee will establish the per-share stock grant price, which shall not be less than 100% of the Fair Market Value of one share on the date of grant, subject to certain adjustments described below.  The Committee shall also establish the vesting schedule and the method of settlement of stock appreciation rights, which may include cash, shares or other property, and whether or not a stock appreciation right will be freestanding or in tandem or combination with any other award.  A stock appreciation right confers upon the recipient the right to receive, upon exercise of a vested stock appreciation right, the excess of the Fair Market Value of one share on the date of exercise over the per-share grant price.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Committee may establish the manner and timing under which restrictions may lapse.  If employment is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee or as provided in the applicable award agreement.

Performance Awards and Other Stock-Based Awards.  The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria are such measures, as determined by the Committee, which are used to measure performance during a performance period.  The Committee may designate performance criteria from among the following, either individually, alternatively, or in any combination, applied either to us as a company or to a business unit or related subsidiary, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated company group:

•	achieving specified milestones in the discovery, development, commercialization or manufacturing of one or more of our product candidates;
•	obtaining debt or equity financing;
•	achieving personal management objectives;
•	achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets.

Performance criteria may be subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or business, or related to a change in accounting principle, or otherwise.  The Committee may grant other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares, under the terms and conditions as the Committee will determine.

Dividend Equivalents.  The Committee may grant dividend equivalent awards that entitle the participant receiving such award the right to receive payments equivalent to dividends or interest with respect to the number of shares and on the terms as determined by the Committee.  The Committee may provide that the amounts (if any) of such awards will be deemed to have been reinvested in additional shares or otherwise reinvested.  With respect to dividend equivalents on restricted stock units, unless otherwise determined by the Committee, such dividend equivalents will be either (A) paid with respect to such restricted stock units at the dividend payment date in cash or unrestricted shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such restricted stock units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in restricted stock units, other awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a participant to elect, and will be paid when the restricted stock units to which they relate are settled.  Unless otherwise determined by the Committee, cash, shares and other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock and restricted stock units with respect to which such shares or other property have been distributed.

Transferability and Per-Person Limitations.  Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.  The number of shares with respect to which stock options and stock appreciation rights may be granted during any year to an individual participant will not exceed 1.5 million shares, and the number of shares with respect to which restricted stock, restricted stock units, performance awards and other stock-based awards that may be granted in any year to an individual participant will not exceed 750,000 shares, in each case, subject to adjustment as described below.  The aggregate number of shares subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted in any calendar year to any one individual (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three million shares (in the case of awards denominated in shares) or $5 million (in the case of awards settled in cash) per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each full or partial calendar year in the performance period.

Adjustments.  In the event of certain corporate transactions or events affecting the number or type of our outstanding common shares, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan.  These adjustments include changing the number and type of shares to be made the subject of awards under the 2011 Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; other value determinations applicable to outstanding awards and changing the limit on the total amount of restricted stock, restricted stock units, performance awards or other stock-based awards that may be granted.  The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles.

Termination.  Unless otherwise provided in the award agreement, in the event that a participant’s employment or service is terminated for cause, such participant’s unvested or unexercised awards shall immediately be forfeited or terminate, as applicable.  On the death or disability of a participant, such participant’s restricted stock awards shall become nonforfeitable, and exercisable unexercised options or stock appreciation rights may, during the term of such award, be exercised within the 12 months after such participant’s death, and within ninety 90 days after termination on account of disability (but in each case, only during the term of such award).  On termination for any other reason, the participant’s forfeitable restricted stock awards shall be forfeited, and the participant’s exercisable unexercised options or stock appreciation rights may be exercised during the term of such award not later than three months after such termination.  On termination for cause, or in the event a participant breaches post-termination covenants, we may repurchase for a period of one year after such termination for cause or actual discovery by us of the breach, as applicable, at the lesser of the purchase price or Fair Market Value of all or a portion of shares acquired upon exercise of an award or require a participant to repay the amount of profits derived by the participant upon the disposition of shares underlying an award during the previous three years.

Plan Term.  The 2011 Plan will terminate on the date on which no shares remain available for delivery under the 2011 Plan and we have no further rights or obligations under the 2011 Plan with respect to outstanding awards under the 2011 Plan, unless earlier terminated in accordance with the provisions of the 2011 Plan.

Amendments.  The Committee may waive conditions or amend the terms of awards, or otherwise amend or suspend awards already granted subject to certain conditions.  Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan in whole or in part at any time, except that, without prior stockholder approval:

•	no material amendment shall be made for which stockholder approval is required by law, regulation, or stock exchange;
•	no amendment may increase the number of shares available for award under the 2011 Plan except through adjustments as described above; and
•	no amendment will permit the re-pricing of options, stock appreciation rights or other stock-based awards (whether through replacement, cancellation and re-grant or by lowering the exercise price or grant price of a previously granted award).

Change in Control.  Except as otherwise provided in a participant’s employment, consulting or other applicable agreement, in the event of a Change in Control (as defined below), the vesting of outstanding options and stock appreciation rights will automatically be accelerated and become immediately exercisable, unless such awards are assumed by the successor corporation, replaced with an equivalent cash incentive program or the acceleration of such awards is subject to other limitations under the applicable award agreement.  In the event of a Change in Control, outstanding restrictions on restricted stock awards will terminate automatically, and shares subject to such restrictions will immediately vest in full, except that the following restrictions shall survive: (i) any repurchase rights we have are assigned to the successor corporation or (ii) such awards are subject to other limitations under the applicable award agreement or would trigger additional taxes under Section 409A of the Code.

“Change of Control” has the meaning set forth in a participant’s employment, consulting or other applicable agreement, or if such term is not defined in any such agreement, has the meaning provided in the 2011 Plan, which includes change of control for purposes of Section 409A of the Code.

Federal Income Tax Consequences.  The grant of an option or stock appreciation right will create no tax consequences for the participant or us at the time of the grant.  A participant will have no taxable income upon exercise of an incentive stock option except that the alternative minimum tax may apply.  Upon exercise of an option other than an incentive stock option, or a stock appreciation right, a participant generally must recognize ordinary income equal to the Fair Market Value of the shares acquired minus the exercise or grant price.  Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the Fair Market Value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.  Other awards under the 2011 Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant equal to the value of the award at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other awards.

We are generally entitled to claim a tax deduction with respect to an award granted under the Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant.  We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.

Section 83.  A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the value of the property at that time rather than to be taxed when restrictions or the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income.

However, if the participant subsequently forfeits the shares or property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.  Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m).  Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer and each of the other Named Executive Officers (other than a chief financial officer) to $1 million per year.  However, this limitation does not apply to certain performance-based compensation.  By requesting stockholder approval of the Plan, as amended by the Plan Amendment described in this Proxy Statement, we intend that stock options and stock appreciation rights, and also restricted stock and restricted stock units granted under the 2011 Plan, as amended, that are subject to performance goals will have the potential to qualify as performance-based compensation exempt from the $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to qualify as performance-based, including a requirement that the performance measures used are approved by our stockholders.  The Committee may, in its discretion, determine to provide awards that are not exempt from the $1 million deductibility cap, and thus there can be no assurance that compensation under the 2011 Plan, as amended, will be fully deductible.  In addition, restricted stock and other awards that are not subject to specified performance goals generally will not qualify for the exemption for performance-based compensation, and compensation paid to certain executive officers may not be deductible under all circumstances.

Section 409A.  Some restricted stock units and other awards subject to deferral features (excluding certain exempted short-term deferrals) may be subject to Section 409A of the Code, which regulates deferral arrangements.  In such cases, the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement.  One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion.  If the participant is subject to accelerated tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated.  We intend that awards under the 2011 Plan will generally be structured to meet applicable requirements under Section 409A.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2011 Plan.  Different tax rules may apply to specific participants and transactions under the 2011 Plan, particularly in jurisdictions outside the United States.

PROPOSAL 4

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
TO 250 MILLION SHARES

The Board, subject to approval of our stockholders, has authorized an amendment (the “Share Amendment”) to our Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 150 million to 250 million.  The additional Common Stock to be authorized by adoption of the Share Amendment would have rights identical to our currently outstanding shares of Common Stock.  The number of authorized shares of our preferred stock (“Preferred Stock”) will not be affected by the Share Amendment.  The number of shares of our authorized Preferred Stock will be maintained at five million.  The form of the proposed Share Amendment is attached to this Proxy Statement as Exhibit B.

The Share Amendment would become effective upon its approval by our stockholders and the subsequent filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation.

Purpose of the Share Amendment

Of the 150 million shares of Common Stock that are presently authorized under our Certificate of Incorporation, as of March 31, 2014, approximately 107.9 million shares of Common Stock are either issued and outstanding or reserved for issuance upon exercise of outstanding warrants, under our long-term equity incentive plans and our 401(k) benefit plan.  As a result, approximately 42.1 million shares are currently available for future issuance, including shares issuable under our ATM program with Stifel (as defined below in “Executive Compensation – Compensation, Discussion and Analysis”).  Our Board has directed that we submit this Proposal 4 to the stockholders for approval to increase the number of authorized shares of Common Stock from 150 million shares to 250 million shares.

We are dedicated to creating life-saving products for critical-care patients with respiratory disease and improving the standard of care in pulmonary medicine.  We are initially focused on improving the management of respiratory disease in the neonatal intensive care unit (NICU), beginning with RDS in premature infants.  SURFAXIN, our first product, was approved by the FDA in 2012 for the prevention of RDS in premature infants at high risk for RDS.  We are also developing AEROSURF, our aerosolized KL4 surfactant, for the treatment of RDS.  We believe that, in the future, we will be able to apply the knowledge and experience gained from our investments in SURFAXIN and AEROSURF to develop our lyophilized KL4 surfactant and CAG technologies into a series of pipeline programs that could potentially support a significant respiratory critical care franchise.

For the next several years, we expect that our cash outflow requirements for marketing, commercial and medical activities, development programs, manufacturing, operations and debt service will outpace the rate at which we may generate revenues.  To be able to execute our current business strategies, fund our commercial and development activities, and our operations and debt service over the long term, we will require additional infusions of capital until such time, if ever, as the net revenues from the sale of approved products, from potential strategic alliances and from other sources are sufficient to offset our cash flow requirements.

Our Board believes that we must be in a position to adequately finance our operations and development programs, and respond quickly to strategic and market opportunities that may arise, including opportunities that may involve the issuance of additional shares of Common Stock and has directed that we present Proposal 4 to amend our Certificate of Incorporation to increase the number of shares of Common Stock available for issuance to 250 million.  In 2013, our stockholders approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 100 million shares to 150 million shares.  We prefer to advance our development programs through strategic alliances and collaboration agreements, which could involve the issuance of shares of Common Stock, although there can be no assurance that we will be successful in concluding any such transaction.  Even if we succeed in entering into a strategic alliance, the additional shares authorized under the Share Amendment are needed to support any strategic alliance activities and our other development programs not covered by an alliance.  If we are unable to successfully raise sufficient additional capital, through strategic and collaborative arrangements with potential partners and/or future debt and equity financings, we will likely not have sufficient cash flow and liquidity to fund our activities, which could significantly limit our ability to continue our operations.

The Share Amendment will also provide our Board the authority and flexibility to pursue a variety of business and financial objectives without further action of the stockholders, although, even if the Share Amendment is approved, in certain situations we will be required to seek stockholder approval of significant transactions, such as certain financings involving the issuance of our Common Stock representing more than 20% of our issued and outstanding shares at a discount to the then-current market value of our Common Stock, or a corporate transaction, including a merger, acquisition or other business combination.  Although we have no immediate plans to conduct such a financing, based on the closing market value of our stock on March 31, 2014 ($2.15), the additional shares represented by this Proposal 4, if issued all at once in a financing under current market conditions, could potentially enable us to raise net proceeds of approximately $183 million to support these important investments in research and development programs and initiatives and sustain our operations.

In executing on our corporate strategies, we may be called upon to issue shares of Common Stock (i) in connection with a potential strategic alliance, (ii) to fund our research and development programs, including for AEROSURF and other KL4 surfactant pipeline programs, (iii) to issue new options pursuant to our equity incentive plans, and to issue shares upon exercise of options, as needed to attract and retain key management, scientific and professional personnel, (iv) to meet our working capital requirements and engage in other capital-raising activities, and (v) for general and other strategic and corporate purposes, as well as, in the long-term, to consider potential joint ventures, acquisitions of additional businesses, stock dividends or distributions.  The issuance of additional shares may be required in (a) partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act, (b) private financings that we may seek to effect pursuant to exemptions from the registration requirements of the Securities Act, or (c) public offerings.  With the exception of our ATM program, which subject to certain conditions could allow us to raise up to approximately $23 million through the sale of shares of our Common Stock in the public market, there are presently no confirmed plans, arrangements or understandings with respect to any specific transaction that would result in the issuance of any of the shares of our Common Stock that would become available for issuance if the Share Amendment were approved.

Potential Effects of the Share Amendment

The Share Amendment will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock.  However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.  In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock.  If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.  An issuance of additional shares could therefore have an effect on the potential realizable value of a stockholder’s investment.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult.  For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

If Proposal 4 is not approved, we may be unable to enter into transactions that require the issuance of Common Stock, which could include strategic alliances and collaboration arrangements, or undertake additional financings without first seeking stockholder approval, a process that would require a special meeting of stockholders, is time-consuming and expensive and could impair our ability to efficiently raise capital when needed, if at all.  If our stockholders do not approve Proposal 4 by the required vote, we will not have access to the additional authorized shares of Common Stock and may be forced to further limit development of our drug and drug/device combination product candidates and further cut back on our activities to conserve our cash resources.  If we do not have a sufficient number of authorized shares to enable us to secure required capital, we may be forced to curtail all of our activities and, ultimately, potentially could be forced to cease operations.

No appraisal rights:  Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights in connection with the filing of an amendment to a Certificate of Incorporation to implement the Share Amendment and we will not independently make those rights available to our stockholders.

Required Vote and Recommendation

The affirmative votes with respect a majority of our outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve Proposal 4.  As a result, it is likely that, for Proposal 4 to be approved, we will need the affirmative vote of a substantial number of stockholders attending the Annual Meeting in person or by proxy.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE SHARE AMENDMENT.

PROPOSAL 5

ADVISORY VOTE ON THE COMPENSATION
OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, stockholders have an opportunity to cast an advisory, non-binding vote on the compensation program for  our Named Executive Officers, as described in this Proxy Statement.  This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give stockholders the opportunity to endorse or not endorse our executive compensation policies and amounts paid.

The Compensation Committee believes that our executive compensation program has been implemented in a manner consistent with and achieves the goals of our executive compensation philosophy as described in this Proxy Statement.

Vote Not Required for Approval.

This vote on executive compensation is advisory in nature and is not binding on, and does not overrule, any decisions of the Board, nor will it create or imply any additional fiduciary duties on the Board or directors.  In the event that a majority of the votes cast are against the executive compensation program as described in this Proxy Statement, the Compensation Committee will consider the vote when evaluating decisions on executive compensation.  Any proxy received that does not include instructions with respect to this Proposal 5 will be voted in accordance with the Board’s recommendation.  Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER BUSINESS

The Board is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein.  If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE VOTED UPON

None of the nominees for election as Director or our executive officers, or any associate of a nominee or executive officer, has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter included in the Proposals to be acted upon at the Annual Meeting.  This determination is made without regard to any interest arising from the ownership of our Common Stock where the holder receives no extra or special benefit not shared on a pro rata basis by all other stockholders.

EXECUTIVE OFFICERS

The following table sets forth the names and current positions of our executive officers.  The age of each executive officer is as of June 10, 2014.  The Board generally approves the election of corporate officers at least annually and approves changes in title and new officers throughout the year.  Officers are elected to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Age	Position with the Company
Russell G. Clayton, D.O.	53	Senior Vice President, Research and Development
Kathryn A. Cole	48	Senior Vice President, Human Resources
John G. Cooper	55	President and Chief Executive Officer
Thomas C. Hoy	53	Vice President, Manufacturing Operations
Michael L. Magee	53	Vice President, Quality Operations
Thomas F. Miller, Ph.D., MBA	43	Senior Vice President and Chief Operating Officer
William C. Roberts	45	Vice President, Investor Relations and Corporate Communications
John A. Tattory	49	Senior Vice President and Chief Financial Officer
Mary B. Templeton, Esq.	67	Senior Vice President, General Counsel and Corporate Secretary

Following are biographical information about all of our executive officers other than Mr. Cooper, our CEO, who is a member of our Board and whose biographical information appears in “– Proposal No. 1 – Election of Directors.”

Russell G. Clayton, D.O. has served as our Senior Vice President, Research and Development, with responsibility for research and development, regulatory affairs, and medical affairs, since October 2011, having previously served as Vice President, Research and Development (June 2009 to October 2011); Vice President, Medical and Academic Affairs (September 2007 to June 2009); Vice President, Global Research and Development (May 2006 to September 2007); and Vice President of Medical Affairs (December 2005 to April 2006).  Dr. Clayton brings over 20 years of extensive scientific and medical experiences in the field of pediatric pulmonology and critical care medicine and in the pharmaceutical industry.  Dr. Clayton has dedicated his career to improving neonatal and pediatric respiratory and critical care medicine, is published in scientific literature and has presented at universities, hospitals, and medical conferences and otherwise routinely engaged in scientific exchange on the topic of neonatal pulmonary medicine.  Prior to joining us, Dr. Clayton served as a Director of International Regulatory Affairs, and most recently as a Regional Medical Director, Medical and Scientific Affairs, at Merck & Company.  Previously, Dr. Clayton served as Attending Pulmonologist at both the Children’s Hospital of Philadelphia (CHOP), where he was Director of the Asthma Program for the Division of Pulmonary Medicine and Associate Director for the Cystic Fibrosis Center, and St. Christopher’s Hospital for Children in Philadelphia.  Dr. Clayton also served as Assistant Professor of Pediatrics at Temple University School of Medicine and the University of Pennsylvania School of Medicine.  Dr. Clayton received his B.A. degree in Biology from La Salle College and his medical degree from the Philadelphia College of Osteopathic Medicine.

Kathryn A. Cole has served as our Senior Vice President, Human Resources, since January 2006.  Ms. Cole brings more than 20 years of extensive Human Resources experience, mostly in the life sciences industry, and has successfully managed significant growth and change in complex organizations as well as start-up companies.  She has experience recruiting both executive and commercial teams and has built successful new operating functions while closely aligning Human Resource strategy with business objectives.  Prior to joining us, Ms. Cole served as Vice President, Human Resources for Savient Pharmaceuticals Inc., a publicly-traded specialty pharmaceutical company, where she was responsible for creating and implementing the human resources strategy, including for commercial operations.  Ms. Cole has also held various human resource management positions, including with Cytogen Corporation, EpiGenesis Pharmaceuticals, and the Prudential Insurance Company of America.  Ms. Cole received her undergraduate degree in Communication from Douglass College and her M.S. degree in Industrial Relations and Human Resources from the Rutgers University School of Management and Labor Relations.

Thomas C. Hoy has served as our Vice President, Manufacturing Operations since September 2010 and has responsibility for drug and device manufacturing, and supply chain.  Prior to joining us, Mr. Hoy spent 22 years with Johnson & Johnson in manufacturing operations, with responsibility for the manufacture and sourcing of a number of J&J’s flagship products.  During his tenure with J&J, Mr. Hoy assumed roles of increasing responsibility, most recently as Executive Director, Worldwide Manufacturing (2008 – 2009), a strategic staff position responsible for leveraging and harmonizing Johnson & Johnson’s worldwide biotech manufacturing operations; General Manager, Malvern Operations (2006-2007), where he managed a high-profile bulk biological manufacturing site with more than 500 employees supporting worldwide sales of almost $2 billion; General Manager for two other Pharmaceutical and Biotech Manufacturing Facilities as well as for Johnson & Johnson’s Worldwide Biological Contract Manufacturing Organization, which supported sales of more than $3 billion.  Mr. Hoy received his B.S. degree in Pharmacy from Philadelphia College of Pharmacy and Science and his MBA in Operations Management from Drexel University.

Michael L. Magee has served as our Vice President, Quality Operations since May 2012, having previously served as Executive Director, Quality Operations since joining us in June 2011.  Previously, Mr. Magee spent 23 years with Johnson & Johnson, where he developed expertise in quality operations, manufacturing, and technical services for pharmaceutical and biopharmaceutical drug products.  During his tenure with J&J, Mr Magee assumed roles of increasing responsibility, most recently in Global Technical Services as Principal Scientist, Parenteral Platform Technology (2009-2011) with responsibility for global technical transfer, new product introductions, and marketed product support; and as Site Quality Director, Raritan Operations  (2004-2009), with responsibility for the overall quality management system and leading the biopharmaceutical manufacturing plant quality operations that supplied more than 50 markets globally. Mr. Magee has been involved in significant manufacturing plant expansions, new product introductions, and technical transfer projects, and, as the head of Quality Operations, lead many successful global health authority pre-approval and general GMP inspections.  He also held leadership roles in quality assurance, J&J’s Process Excellence program, validation, manufacturing operations, and plant management.  Mr. Magee received his B.S. degree in Chemistry from Moravian College and his B.S. degree in Pharmacy from the Philadelphia College of Pharmacy and Science.

Thomas F. Miller, Ph.D., MBA has served as our Senior Vice President, Chief Operating Officer, since August 2010, having previously served as Senior Vice President, Commercialization and Corporate Development (June 2006 to August 2010); and Vice President, Marketing (August 2004 to April 2006).  Dr. Miller currently is responsible for leading our commercial operations, corporate development and strategic planning, intellectual property strategy and information technology.  He brings a unique combination of skills to us, including an advanced degree in cardio-respiratory physiology, during which he trained and collaborated with several key neonatology and respiratory critical care opinion leaders, as well as extensive pharmaceutical marketing experience, including with respect to market transitions from animal-derived products to synthetic medications.  Prior to joining us, Dr. Miller served as the Director of Global Biologics Strategic Marketing at Centocor, a J&J biotechnology company.  Previously, Dr. Miller held commercial and scientifically-related positions of increasing responsibility at Pharmacia, BASF Pharma, and Pfizer.  Dr. Miller holds a B.S. degree in Biology from Fairfield University, an MBA degree from Fairleigh Dickinson University, and a Ph.D. in cardio-respiratory physiology from Temple University School of Medicine.

William C. Roberts recently joined us in March 2014 as our Vice President, Investor Relations and Corporate Communications, with responsibility for investor relations, traditional and social media relations, and corporate and web communications programs.  Mr. Roberts brings to us more than 22 years of communications and scientific experience in small, global mid-cap and large cap biotech and pharmaceutical companies, including ten years at ViroPharma Incorporated, where he most recently served as Vice President, Corporate Communications, and 12 years at MedImmune, Inc., where he served in various scientific and investor relations roles. While at ViroPharma (acquired by Shire PLC in January 2014), he had responsibility for investor and media relations, patient and physician advocacy, disease awareness, and commercial support.  In this role, he developed several award-winning communications programs, including ViroPharma's investor relations program which won IR Magazine's 2013 'IR Professional of the Year – Small Cap' and 'Grand Prix, Best Overall Investor Relations Program – Small Cap' awards.  Previously, at MedImmune (acquired by AstraZeneca in 2007), serving most recently as the head of investor relations, Mr. Roberts focused primarily on pipeline and pediatric respiratory franchise communications, including the development and launch of Synagis® (palivizumab), a product approved to help protect premature and high risk infants from a severe respiratory disease.  Prior to that, he served on the scientific staff as a geneticist.  Mr. Roberts has a M.B.A. from the Keller School of Business, and a B.S. degree in Biology from the University of Virginia.

John A. Tattory was recently appointed our Senior Vice President and Chief Financial Officer, having served as our Vice President, Finance and Chief Accounting Officer (March 2013 - March 2014), and our Vice President, Finance, and Controller and the designated principal accounting officer (July 2010 - March 2013), and Vice President, Finance, since January 2008.  As our Chief Financial Officer, Mr. Tattory is responsible to manage our financial and accounting operations, including financial planning and analysis, accounting systems and policies, internal controls, commercial accounting matters, cost accounting, and financial reporting.  He brings to us more than 20 years of finance and accounting experience, including at Tyco International, where he served as Director, Financial Planning & Analysis (2005-2008), with responsibility for global financial planning & analysis activities for Tyco Flow Control, an operating unit that included the majority of business operations in international markets; and eight years at Bristol-Myers Squibb (BMS), where he held financial roles of increasing responsibility, most recently as Finance Director, U.S. Primary Care, with responsibility for the financial matters of various BMS pharmaceutical businesses, including international operations.  Mr. Tattory also spent eight years with Ernst & Young LLP in the firm’s audit practice.  Mr. Tattory is a certified public accountant (CPA) and holds a B.S. degree in Commerce from Rider University.

Mary B. Templeton, Esq. has served as Senior Vice President, General Counsel and Corporate Secretary since September 2011, having previously served as Senior Vice President and Deputy General Counsel (2006 – 2011).   Ms. Templeton brings to us more than 30 years of legal and management experience, including in general corporate and governance, public company reporting, securities and financing transactions, risk management, commercial and services contracts, as well as licensing, and new financial product development.  Before joining us, Ms. Templeton was in private practice in New York for eight years and, prior to that, held senior legal positions in the financial services industry, including most recently as Senior Vice President and General Counsel with The Charles Schwab Corporation and The Sequor Group Inc. (a subsidiary of Security Pacific Corporation).  Ms. Templeton previously also served as Director of Investment Company Products at Charles Schwab & Co. and as Trust Officer of Bradford Trust Company (New York), where she worked on development of the first for-profit registered clearing corporation.  Ms. Templeton holds a B.A. degree from Chatham University, where she is a member of the Board of Trustees, and a J.D. with High Honors from Rutgers University School of Law – Camden.  She is a member of the Bar Associations of Pennsylvania and New York.

None of the directors or executive officers is a party adverse to us in any material proceeding, or has a material interest adverse to our Company.

Family Relationships

There are no family relationships among members of our Board or our executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) explains our compensation program philosophy, structure, and decision-making process for 2013 with respect to our Named Executive Officers in the positions in which they served for the fiscal year ended December 31, 2013:

•	John G. Cooper – President, Chief Executive Officer, and Chief Financial Officer
•	Thomas F. Miller, Ph.D., MBA – Senior Vice President and Chief Operating Officer
•	Russell G. Clayton, D.O. – Senior Vice President, Research & Development
•	Mary B. Templeton, Esq. – Senior Vice President, General Counsel and Corporate Secretary

Overview

Our industry is very competitive, and the long-term success of our business requires that we be resourceful, adaptable and innovative.  Our executive compensation program is designed to attract, retain and, motivate the best possible talent to foster our business success and to reward our executives for performance that drives value for our stockholders.

Ongoing flexibility is imperative for our business.  In recent years, we have undergone significant transformation as we worked to secure FDA approval for SURFAXIN – our initial commercial KL4 surfactant product, and advance AEROSURF, our lead development program.  Our products are either still in the early stages of commercialization or under development, such that we need to conserve resources and capital and maintain flexibility with respect to all aspects of our business, including executive compensation.  For these reasons, our management and the Compensation Committee have not adopted formal policies, guidelines, or timelines for awarding base-salary increases, cash bonuses, and long-term equity-based compensation, or virtually any other aspect of executive compensation.  Nor has the Compensation Committee established formal policies or quantitative formulas for allocating total executive compensation among the different components.  Instead, our executive compensation program has been largely discretionary, and our Compensation Committee has generally emphasized in its compensation decisions changing business conditions, such as our cash resources, overall market conditions, and progress toward or achievement of important company milestones that it believes will increase stockholder value.

The Compensation Committee believes it is important to maintain a compensation philosophy that allows for flexibility to exercise its discretion and is not overly constrained by formal policies or formulas.  In exercising its discretion, the Compensation Committee remains committed to the principle that executives should be rewarded for performance that increases stockholder value.

If we are successful in our efforts to initiate the commercial introduction of SURFAXIN and AEROSURF such that our business is potentially able to grow significantly and our revenues exceed our operating expense, the Compensation Committee may consider a more formulaic approach to executive compensation, under which compensation, including adjustments to base salary, cash bonus awards, and long-term equity compensation, would be discussed and planned at Compensation Committee meetings beginning in the fourth quarter of a calendar year, and then finalized in alignment with pre-set policies and metrics and approved in the first quarter of the following year.  Until such time, the Compensation Committee believes that it is important to maintain a compensation philosophy that allows flexibility such that the Committee may exercise its discretion based on its assessment of Company performance and other relevant factors.  As such, our executive compensation program is expected to remain discretionary during 2014.

Compensation Philosophy and Objectives

Our compensation philosophy is one of conservatism.  The Compensation Committee recognizes the importance of providing competitive total compensation packages to enable us to attract, retain, and motivate qualified executives  and ensure that executives are rewarded for success, but it must also conserve resources.  For example, although our Compensation Committee conducts an assessment of “peer” companies to gain an understanding of relative levels of executive compensation in our industry, we do not benchmark or target our executive compensation to fall within any pre-specified percentile of peer-company executive compensation.  Instead, the Compensation Committee will generally give greater consideration to Company performance and progress in achieving our goals over individual performance metrics.  In addition, the Compensation Committee will assess the totality of the circumstances, and may also, in its discretion, consider and give weight to such additional factors as an individual’s overall contribution, teamwork skills and leadership qualities.  In assessing our circumstances, the Compensation Committee also may weigh more heavily non-cash components of compensation during periods in which our cash resources are constrained.

The compensation paid to our Named Executive Officers in 2013 reflected our primary compensation objectives of:

•	Providing a competitive total compensation package to enable us to attract, retain, and motivate qualified executives;

•	Aligning compensation decisions with stockholder interests by tying executive compensation to attainment of goals and milestones that create stockholder value and enhance the long-term success of our business (i.e., pay for performance);

•	Creating a direct link between stockholder and management interests by compensating executives with equity ownership; and

•	Allowing the Compensation Committee of our Board of Directors to retain significant discretion to set and adjust Named Executive Officer compensation based on facts and circumstances unique to our Company during any given year.

As discussed below, our executive compensation program for 2013 was intended to strike a balance among three primary components of base salary, cash bonuses, and long-term equity incentive compensation in order to best achieve our compensation objectives and drive Company performance.

Compensation Component		Purpose		Basic Design
Base Salary	•	Attract and retain executives	•	Based on consideration of the scope of role and experience of the incumbent, and confirmed by assessment of industry pay practices

Annual Bonus	• • •	Attract and retain executives Motivate executives to drive performance Foster accountability for continued performance	•	Target bonus set as percentage of base salary, generally payable in cash
			•	No minimum guaranteed payout; bonuses approved at discretion of Compensation Committee
			•	Instead of cash, the annual bonus may instead be awarded in form of equity, or a combination of cash and equity

Compensation Component		Purpose		Basic Design
Long-Term Equity Awards	• • • •	Attract and retain executives Motivate executives to drive performance Foster accountability for continued performance Align compensation with long-term stockholder growth	•	Primarily options-based awards, vesting over three years in equal annual increments; executives are rewarded only if share value increases
			•	No minimum guaranteed payout, and long-term equity awarded at discretion of Compensation Committee
			•	Under the 2011 Plan, options re-pricing requires stockholder approval

Process for Determining Executive Compensation

The Compensation Committee is responsible for, among other things, oversight of all aspects of executive compensation.  The Compensation Committee generally receives and considers in its discussions detailed data and other information prepared by management, including industry-specific information, analyses of compensation paid to named executive officers at peer companies, surveys of publicly-available contract terms in named executive officer agreements, input from legal counsel and other sources.  It also considers the recommendations of management in establishing compensation policies and in setting the amount of, and the form of compensation paid to executives.  For each Named Executive Officer other than the CEO, the CEO makes a recommendation based on internal management reviews and discussions.  The Compensation Committee will conduct an independent review with respect to, and is solely responsible for, approving the CEO’s compensation.  In reaching its decisions, the Compensation Committee may consider any factor that it deems relevant and may in its discretion seek the advice of counsel or retain an independent compensation consultant.  The primary factors generally considered by the Compensation Committee in determining compensation adjustments are company performance and assessment of peer company pay practices, as discussed in further detail below.

2013 Company Performance

Company performance is the most important factor the Compensation Committee considers in making compensation decisions.  Given our need to be resourceful, adaptable and innovative, as well as our ever-changing business conditions, our Board of Directors does not set immutable goals at the beginning of the year.  Instead, our management team and Board of Directors work together at the beginning of the year to define a comprehensive set of broad objectives designed to advance our interests; periodically throughout the year, our management team and Board of Directors re-evaluate these objectives and may modify or reset them as business conditions and circumstances change.  As a result, all members of management are evaluated primarily based on their ability to respond effectively to changing circumstances while advancing our objectives.  This approach encourages our management team to act with agility, and helps to foster a commitment to advancing Company performance and addressing real-time Company needs, rather than to incentivize a potentially misguided effort to achieve pre-set goals that may have become stale or irrelevant.  We believe that, for the time being, this approach best aligns all members of management with the Company’s interests and needs.

Late 2012 and early 2013 was a time of significant transition period for both our Board and management.  John Leone and Joseph Mahady joined our Board in November 2012 and January 2013, respectively, and joined the Compensation Committee.  Also, two long-time directors resigned in early January 2013.  Additionally, our former Chief Executive Officer resigned effective December 31, 2012, and, in January 2013, John Cooper was appointed as our new Chief Executive Officer and joined our Board.  Also, during this period, we achieved the following key corporate milestones, among others:

•	SURFAXIN: SURFAXIN® (lucinactant) Intratracheal Suspension was cleared by the FDA and we initiated its commercial launch.

o	The United States Food and Drug Administration (FDA) granted us regulatory approval for SURFAXIN® (lucinactant) Intratracheal Suspension for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS in March 2012. However, our plans for the commercial introduction of SURFAXIN were delayed in the third quarter of 2012 when we determined that an update to SURFAXIN product specifications was needed, and submitted updated product specifications to the FDA. In April 2013, the FDA requested additional information, which we submitted in June 2013. The FDA approved our updated product specifications in October 2013 and we initiated the commercial launch of SURFAXIN in November 2013.

•	AEROSURF: We progressed our AEROSURF development program to phase 2 clinical trials.

o	We previously established a partnership with Battelle to develop and manufacture a clinic-ready CAG device. In the middle of 2013, we successfully validated performance of the CAG and initiated manufacture of a sufficient number of CAG devices to support the initial phase of our AEROSURF phase 2 clinical program. Additionally, with our CMO, we manufactured a sufficient clinical supply of our lyophilized KL4 surfactant to support the initial phase of our clinical program. In October 2013, we submitted an investigational new drug (IND) application to the FDA for an AEROSURF phase 2a clinical trial, which the FDA cleared in November 2013. We are presently conducting the initial phase of the phase 2 clinical program.

•	Strengthened Financial Position: We strengthened our financial position.

o
In February 2013, we entered into a loan agreement with affiliates of Deerfield Management Company, L.P. (“Deerfield”), a leading healthcare investment firm, and received advances totaling $30 million. Also in February 2013, we entered into an At-the-Market Equity Offering Sales Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”), under which Stifel, as our exclusive agent, may sell through an “at-the-market” program (ATM Program), at such times that we may elect in our sole discretion, during a three-year term, up to a maximum of $25,000,000 of our common stock.  We also raised aggregate gross proceeds of $75.8 million through public offerings of our Common Stock, including approximately $2 million under our ATM program.  These transactions significantly strengthened our financial position.

Peer Group Assessment

At the request of our Compensation Committee, management prepared a review and assessment of certain compensation elements at our peer companies to inform and validate our compensation recommendations.  In 2013, in connection with the impending expiration of the executive employment agreements (“Previous Executive Agreements”) that were in effect at the beginning of 2013 and otherwise would have expired on May 3, 2013, the Compensation Committee conducted a review to define appropriate terms for new executive employment agreements.  To assist the Compensation Committee, management also prepared and summarized, for the Compensation Committee's review,  market data, including from the Radford Global Life Sciences Survey, which provides data concerning cash and long-term compensation paid to executives in the life sciences industry.  Management also presented for the Compensation Committee's review, a contract and compensation analysis of publicly-available named executive officer agreements of our peer company group, which consists of publicly-traded companies in the biotechnology sector having market capitalization of up to $500 million and up to 250 employees, including both development stage and commercial organizations.  Management specifically included companies with whom we compete, as well as several geographically proximate companies with whom we compete for talent.  This peer group consisted of the following companies:

Avanir Pharmaceuticals	Depomed	Savient Pharmaceuticals

Cadence Pharmaceuticals	Dyax Corp.	Supernus Pharmaceuticals

Corcept Therapeutics	Horizon Pharma	Transcept Pharmaceuticals

Cornerstone Therapeutics	Insmed	XenoPort

Cumberland Pharmaceuticals	NuPathe	Zogenix

Our Compensation Committee assessed base salary levels, bonus targets, equity ranges and structures, and other significant aspects of executive compensation of each of the identified peer companies.  The Compensation Committee used this data to help inform and validate decisions related to our executive compensation and related agreements generally; however, the Committee did not target compensation levels to a certain percentile in this peer group.  That is, our Compensation Committee utilized this peer group analysis primarily to confirm our Named Executive Officer compensation levels and structure, rather than to target compensation in a formulaic manner.

Additional Discretionary Factors

The Compensation Committee may also rely on any factors that it deems appropriate to set or award executive compensation.  For example, the Compensation Committee did not approve any year-end bonuses in 2012.  In February 2013, we notified executives that their employment agreements would not be renewed in the same form and that the Compensation Committee was conducting an updated review (described above) to help define appropriate terms for new executive employment agreements.  In March 2013, the committee approved new executive employment agreements that were effective April 1, 2013, and also approved discretionary salary adjustments, cash bonuses, and equity awards to management.  The purpose of the discretionary bonuses was to reward management for its efforts and persistence in responding to the requests of the FDA and to motivate and promote retention.  In March 2014, the Compensation Committee approved discretionary year-end bonuses for 2013 to members of management, including the Named Executive Officers, the purpose of which was to reward management for our corporate achievements as well as for their individual performance in 2013.

2013 Named Executive Officer Compensation Decisions:

John G. Cooper – President, Chief Executive Officer, and Chief Financial Officer.  Mr. Cooper was named Chief Executive Officer on January 1, 2013.  In connection with his appointment, Mr. Cooper’s Previous Executive  Agreement was amended to increase his base salary from $335,000 to $400,000, and by virtue of his title change, his annual bonus target was increased from 40% to 50% of his base salary.  Under Mr. Cooper’s 2013 Executive Agreement, his base salary is $400,000.  In January 2013, Mr. Cooper’s cash bonus and long-term equity compensation is payable at the discretion of the Compensation Committee; therefore, a significant portion of Mr. Cooper’s total compensation is at-risk.  For 2013, Mr. Cooper received a total discretionary cash bonus of $93,750 – $44,500 paid in April 2013 and $49,250 paid in March 2014.  Also in March 2013, Mr. Cooper received an option to purchase 350,000 shares of common stock at an exercise price of $2.36 per share.  In assessing Mr. Cooper’s performance, setting his compensation, and awarding a bonus and stock option grant, the Compensation Committee noted that Mr. Cooper had accepted the role of Chief Executive Officer in January 2013 upon the departure of our former CEO and had guided management through an important transitional period.  The Compensation Committee evaluated Company achievements with respect to AEROSURF, including our preparation for, and initiation of, the phase 2 clinical trial; the communications with the FDA regarding SURFAXIN and the updated analytical chemistry methods, resulting in the FDA accepting the revised methods in October 2013; and our significantly-strengthened financial position over the course of 2013 – all of which occurred under Mr. Cooper’s leadership in 2013.  In discussions with the Compensation Committee, Mr. Cooper suggested and the Compensation Committee agreed that, until we are able to further advance the commercial introduction of SURFAXIN and complete the early phase of our AEROSURF phase 2 clinical trials, there should be no increase in Mr. Cooper’s base salary.

Thomas F. Miller, Ph. D., MBA – Senior Vice President and Chief Operating Officer. Under his Previous Executive  Agreement, Dr. Miller’s base salary was $310,000 and his bonus amount target was 35%.  Under his 2013 Executive Agreement, Dr. Miller’s base salary was increased to $325,000.  For 2013, Dr. Miller received a discretionary cash bonus of $59,000 – $29,000 paid in April 2013 and $30,000 paid in March 2014.  Also in March 2013, Dr. Miller received an option to purchase 200,000 shares of common stock at an exercise price of $2.36 per share.  In awarding Dr. Miller’s bonus and stock option grant, the Compensation Committee evaluated Dr. Miller’s efforts to prepare for the commercial introduction of SURFAXIN, support initiatives to advance our intellectual property and to prepare for our AEROSURF phase 2 clinical program, as well as participating in activities related to the public offerings that significantly strengthened our financial position.  For the reasons considered by the Compensation Committee in assessing Mr. Cooper’s compensation, the Compensation Committee did not increase Dr. Miller’s base salary for 2014.

Russell G. Clayton, D.O. – Senior Vice President, Research and Development.  Under his Previous Executive Agreement, Dr. Clayton’s base salary was $275,000 and his annual bonus target was 30%.  Under his 2013 Executive Agreement, Dr. Clayton’s base salary was increased to $288,500.  For 2013, Dr. Clayton received a discretionary cash bonus of $51,126 – $24,000 paid in April 2013 and $27,126 paid in March 2014.  Also in March 2013, Dr. Clayton received an option to purchase 150,000 shares of common stock at an exercise price of $2.36 per share.  In awarding Dr. Clayton’s bonus and stock option grant, the Compensation Committee evaluated Dr. Clayton’s efforts to advance the AEROSURF phase 2 program, communications with the FDA regarding SURFAXIN, and secure approval of the updated SURFAXIN product specifications, which enabled initiation of the commercial introduction of SURFAXIN.  The committee also consider his efforts to achieve organizational readiness for that AEROSURF clinical program and the launch of SURFAXIN from a medical and scientific perspective.  For the reasons considered by the Compensation Committee in assessing Mr. Cooper’s compensation, the Compensation Committee did not increase Dr. Clayton’s base salary for 2014.

Mary B. Templeton – Senior Vice President, General Counsel and Corporate Secretary.  Under her Previous Executive Agreement, Ms. Templeton’s base salary was $260,000 and her bonus amount target was 30%.  Under her 2013 Executive Agreement, Ms. Templeton’s base salary was increased to $267,800.  For 2013, Ms. Templeton received a discretionary cash bonus of $37,617 – $15,750 paid in April 2013 and $21,867 paid in March 2014.  Also in March 2013, Ms. Templeton received an option to purchase 80,000 shares of company stock at an exercise price of $2.36 per share.  In awarding Ms. Templeton’s bonus and stock option grant, the Compensation Committee evaluated her contributions with respect to achieving organizational readiness and establishing a commercial and manufacturing capability for the launch of SURFAXIN; managing various company financings and other transactions that significantly strengthened our financial position; and developing and furthering our intellectual property strategy.  For 2014, the Compensation Committee raised Ms. Templeton’s base salary by $2,200 to $270,000, representing an increase of slightly less than 1%.  For the reasons considered by the Compensation Committee in assessing Mr. Cooper’s compensation, the Compensation Committee decided to maintain Ms. Templeton's 2014 base salary substantially at its 2013 level.

Compensation Recovery Policy

We do not currently have a policy to attempt to recover discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed.  However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive.

Say on Pay and Say on Pay Frequency

On June 11, 2013, at our 2013 Annual Meeting of Stockholders, we held our first stockholder advisory vote on Named Executive Officer compensation, as required under the federal securities laws.  A majority of the shares present at the meeting did not approve the compensation of our Named Executive Officers.  The vote was as follows:

For	Against	Abstain	Broker Non-Votes
8,004,985	10,868,167	258,990	16,431,917

We believe that our stockholders did not approve the compensation of our Named Executive Officers primarily because they disapproved of our separation agreement dated December 31, 2012 that we entered with our former CEO.  ISS Proxy Services (ISS) recommended that stockholders vote against ratification of the Named Executive Officer 2012 compensation because the separation agreement was not justified.

We do not believe that the negative stockholder vote of 2012 relates to our current compensation policies for Named Executive Officers.  In fact, in 2013, Glass Lewis specifically noted that “given the Company's history of reasonable compensation amounts, we have not identified any significant issues for stockholder concern.”  In deciding Named Executive Officer compensation as discussed in this Proxy Statement, the Compensation Committee considered the advisory vote to the extent possible, but did not make any specific changes to the executive compensation program in response.  The Compensation Committee did consider the publicly-available voting policies of our largest stockholder.  Some of the changes incorporated into the 2013 Executive Agreements responded to those policies.  The Compensation Committee will continue to take into account future stockholder advisory votes on executive compensation in determining whether any subsequent changes to the executive compensation programs would be warranted.

Consistent with the voting results of our “Say-on-Pay Frequency” proposal at our 2013 Annual Meeting of Stockholders, we hold “Say-on-Pay” votes on an annual basis, such that the next “Say-on-Pay” vote following the 2014 Annual Meeting of Stockholders will be presented at the 2015 Annual Meeting.

 COMPENSATION COMMITTEE REPORT*

The Compensation has reviewed and discussed the Compensation Discussion & Analysis included in this Proxy Statement with management, and the Compensation Committee recommended to the full Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2013.

THE COMPENSATION COMMITTEE

John R. Leone (Chairman)
Joseph M. Mahady
Bruce A. Peacock

*            The foregoing report of the Compensation Committee is not to be deemed “soliciting material” or deemed to be “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

SUMMARY COMPENSATION TABLES

Named Executive Officers

The following table summarizes, for the years 2013, 2012 and 2011, the compensation of the individual who was serving as both our principal executive and principal financial officer during 2013, and the three most highly-compensated executive officers (other than the principal executive and principal financial officer) who were serving as executive officers on December 31, 2013, ranked by their total compensation for the fiscal year ended December 31, 2013 (collectively, our “Named Executive Officers”)  To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Non-Equity Incentive Plan Compensation,” “Stock Awards” and “Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Award ($)(2)	All Other Compensation ($)(3)	Total ($)

John G. Cooper	2013	$399,508	$93,750	$649,425	$–	$1,142,683
President, Chief Executive	2012	331,667	130,000	276,055	–	737,722
Officer and Chief Financial	2011	325,000	15,000	365,125	–	705,125
Officer (4)

Thomas F. Miller	2013	321,250	59,000	371,100	–	751,350
Senior Vice President and	2012	306,667	100,000	212,350	–	619,017
Chief Operating Officer	2011	300,000	40,000	292,100	–	632,100

Russell G. Clayton	2013	285,125	51,126	278,325	–	614,576
Senior Vice President	2012	273,333	105,000	169,880	–	548,213
Research and Development	2011	261,667	45,000	182,563	–	489,230

Mary B. Templeton, Esq.	2013	265,850	37,617	148,440	–	451,907
Senior Vice President,	2012	258,333	80,000	116,793	–	455,126
General Counsel and	2011	243,864	15,000	146,050	–	404,914
Corporate Secretary

(1)	2013 bonus amounts include bonuses paid in April 2013 and March 2014.

(2)
Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718.  The assumptions that we utilized are described in Note 12, “Stock Options and Stock-based Employee Compensation,” to our consolidated financial statements for the year ended December 31, 2013, which are included in the 2013 Annual Report to Stockholders that accompanies this Proxy Statement.  The amounts reported in this column have not been paid to, nor realized by, the Named Executive Officer.  The Compensation Committee approved the following grants to Mr. Cooper, Dr. Miller, Mr. Clayton, and Ms. Templeton: March 26, 2013, options to purchase 350,000, 200,000, 150,000, and 80,000 shares, respectively, with an exercise price of $2.36; on May 4, 2012 an option to purchase 130,000, 100,000, 80,000, and 55,000 shares, respectively, with an exercise price of $2.71; and on October 7, 2011, an option to purchase 250,000, 200,000, 125,000, and 100,000 shares, respectively, with an exercise price of $1.83.  All options vest in three equal annual installments beginning with the first year anniversary of the date of grant.  All options have a term of 10 years.

(3)
During 2013, 2012, and 2011, the aggregate perquisites and other personal benefits afforded to each Named Executive Officer was less than $10,000, calculated as the incremental cost of providing such benefits to each Named Executive Officer, in accordance with SEC disclosure rules.  This amount does not include the cost of medical and health benefits and our Company’s match under our 401(k) Plan, which are not reportable, in accordance with SEC disclosure rules, as such benefits are available to all of the our employees.

(4)
Mr. Cooper was elected to serve as our President and Chief Executive Officer and Chief Financial Officer on January 3, 2013.  On March 21, 2014, Mr. Cooper relinquished the role of Chief Financial Officer.

Grants of Plan-Based Awards

The following table contains information concerning the stock option grants made to the Named Executive Officers for the fiscal year ended December 31, 2013.  No stock appreciation rights were granted to these individuals during such year.  There can be no assurance that the Grant Date Fair Value of Stock and Option Awards reported below will ever be realized by a grantee.  To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” and “All other Stock Awards; Number of Shares of Stock.”

Named Executive Officer	Grant Date	All Other Option Awards; Number of Securities Under- lying Options (#) (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)

John G. Cooper	3/26/13	350,000	$2.36	$649,425

Thomas F. Miller	3/26/13	200,000	$2.36	371,100

Russell G. Clayton	3/26/13	150,000	$2.36	278,325

Mary B. Templeton	3/26/13	80,000	$2.36	148,440

(1)	Options were issued pursuant to our 2011 Plan and vest in three successive equal annual installments beginning on the first year anniversary of the grant.

(2)	Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718. See Note 12 – “Stock Options and Stock-based Employee Compensation” to our consolidated financial statements for the year ended December 31, 2013, in the 2013 Form 10-K for a discussion of assumptions utilized. There can be no assurance that the stock options will ever be exercised or that the FAS 123R amounts set forth above will ever be realized.

Executive Employment Agreements

On March 26, 2013, the Compensation Committee approved employment agreements (the “2013 Executive Agreements”) with certain executives, including our Named Executive Officers, on substantially similar terms.  The 2013 Executive Agreements are similar to and replaced the Previous Executive Agreements.  The Previous Executive Agreements were dated May 4, 2012 and would have renewed automatically for an additional one-year term; however, on February 1, 2013, at the direction of the Compensation Committee and in accordance with the terms of the 2012 Agreements, we provided notice of non-renewal.

The following describes the key terms of the 2013 Executive Agreements as they applied to our Named Executive Officers on December 31, 2013.

•	The 2013 Executive Agreements were effective April 1, 2013, and have an initial term of two years expiring on March 31, 2015. On each April 1 beginning on April 1, 2015, the term will automatically be extended for one additional year unless, at least 90 days prior to the expiration date, either party provides notice of non-renewal to the other party. The 2013 Executive Agreements include a 12-month post-employment noncompetition agreement, an 18‑month non-solicitation agreement, and provide for confidentiality and the assignment to us of all intellectual property. The base salaries for Mr. Cooper, Drs. Miller and Clayton, and Ms. Templeton, which were unchanged on December 31, 2013, were $400,000, $325,000, $288,500 and $267,800, respectively. Effective March 16, 2014, Ms. Templeton’s base salary was adjusted to $270,000. Each executive has a target annual bonus (Annual Bonus Amount), which is a percent of base salary and is awarded at the discretion of the Compensation Committee. The Annual Bonus Amounts for Mr. Cooper, Drs. Miller and Clayton, and Ms. Templeton are 50%, 35%, 30% and 30%, respectively.

•	Upon termination by us without Cause or by the executive for Good Reason (in each case as defined in the 2013 Executive Agreements), in addition to any amounts or benefits that are due under any of our vested plans or other policy, on the condition that the executive enters into a separation agreement containing a plenary release of claims in a form acceptable to us, each executive will be entitled to: (i) a pro rata bonus equal to a percentage of the executive’s Annual Bonus Amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, multiplied by a fraction the numerator of which is the number of days the executive was employed in the year of termination and the denominator of which is 365, payable at the time that other contract executives are paid bonuses with respect to the year of termination; (ii) a severance amount equal to one (1.5 for Mr. Cooper) times the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in equal installments from the date of termination to the date that is 12 months (18 months for Mr. Cooper) after the date of termination (the Severance Period), provided, that no installments shall be paid until the plenary release has become final, binding and irrevocable; and (iii) at the time that the plenary release becomes final, all vested stock options, restricted stock grants and other similar equity awards held by the executive (Executive Equity Awards) shall continue to be exercisable during the Severance Period. For Mr. Cooper, his Executive Equity Awards shall continue to vest for a period of 18 months and be exercisable for a period of 36 months after the date of termination. In addition, during the Severance Period, if the executive elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), we will continue to pay our costs of the executive’s benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase coverage that is substantially equivalent to the coverage available to comparable active employees on the date of termination, reduced by the amount that would be paid by comparable active employees, provided that our obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverages. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the 2013 Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach.

•	Upon a Change of Control (as defined in the 2013 Executive Agreements) and assuming the executive remains employed, (i) the term of the 2013 Executive Agreements (if shorter) shall be automatically extended until the second anniversary of the date of the Change of Control; (ii) during the remaining term of the 2013 Executive Agreements (as extended), and provided that an executive is employed on the last day of a fiscal year ending in that period, the executive will be entitled to an annual bonus at least equal to the Annual Bonus Amount, payable no later than March 15 in the next succeeding fiscal year; (iii) on the date of the Change of Control, Executive Equity Awards shall accelerate and become fully vested and any restrictions under restricted stock agreements will be lifted; and (iv) if in connection with any Change of Control, our stockholders may receive cash, securities or other consideration in exchange for, or in respect of, our Common Stock, an executive shall be permitted to exercise his or her Executive Equity Awards in order to be eligible to receive the same per share consideration made available to other stockholders; any exercised options shall terminate and cease to be outstanding after the date of the Change of Control, except to the extent assumed by a successor corporation (or its parent) or otherwise expressly continued in full force and effect pursuant to the terms of such Change of Control.

•	Upon termination in connection with a Change in Control, in addition to the benefits that arise upon a Change of Control and any benefits that are due to an executive under any vested plans or other policies, the executive shall be entitled to: (i) a pro rata bonus equal to the executive’s Annual Bonus Amount multiplied by a fraction the numerator of which is the number of days the executive was employed in the year of termination and the denominator of which is 365, payable in a lump sum within 10 days after the date of termination; and (ii) a severance amount equal to 1.5 (2.0 for Mr. Cooper) times the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances. In addition, if the executive elects to continue medical benefits through COBRA, for a period of 18 months (24 months for Mr. Cooper), we will continue to pay our costs of the executive’s benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase coverage that is substantially equivalent to the coverage available to comparable active employees on the date of termination, reduced by the amount that would be paid by comparable active employees, provided that our obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverages. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the 2013 Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach. If the foregoing payments shall be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will be automatically be reduced to the extent and in the manner provided in the 2013 Executive Agreements.

The Previous Executive Agreements were similar to the 2013 Executive Agreements.  The key differences included but were not limited to: (1) the base salaries under the Previous Executive Agreements for Mr. Cooper, Drs. Miller and Clayton, and Ms. Templeton were $335,000, $310,000, $275,000, and $260,000, respectively; effective January 1, 2013, upon his election to serve as our Chief Executive Officer, Mr. Cooper’s base salary was raised to $400,000 and his target annual bonus amount increased to 50%; (2) the payments of pro rata bonus, severance amount and benefit continuation were not conditioned upon execution of a separation agreement containing a plenary release of claims; (3) calculation of the pro rata bonus amount payable upon termination by us without Cause, by the executive for Good Reason or upon a Change of Control was based on the greater of the target annual bonus amount or the actual bonus paid in the previous year; (4) the pro rata bonus and the severance amount payable upon termination by us without Cause or by the executive for Good Reason was payable in a lump sum within 10 days of the date of termination, (5) the multiplier and period for extended benefits upon termination in connection with a change in control for Mr. Cooper was 15 months, and (6) rather than provide for reduction of payments subject to excise taxes, the payments were subject to certain excise tax gross-up payments.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards (including grants that vest contingently upon the occurrence of a specified milestone) held by the Named Executive Officers on December 31, 2013.

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Option Awards – Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options”, “Stock Awards: Number of Shares or Units of Stock That Have Not Vested”, “ Market Value of Shares or Units of Stock That Have Not Vested, “Stock Awards:  Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested and “ - Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.”

	Option Awards
Named Executive Officer	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)*	Option Expiration Date

John G. Cooper	5,000	(1)		97.05	8/12/14
	5,000	(3)		135.30	12/17/14
	3,333	(4)		105.15	1/3/16
	16,666	(4)		33.75	5/17/16
	13,333	(4)		36.90	12/15/16
	10,667	(4)		49.05	6/21/17
	10,000	(4)		39.15	12/11/17

	Option Awards
Named Executive Officer	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)*	Option Expiration Date
	8,889	(2)			18.15	12/12/18
	17,778	(2)			28.95	12/12/18
	166,667	(2)	83,333	(2)	1.83	10/7/21
	43,334	(2)	86,666	(2)	2.71	5/4/22
			350,000	(2)	2.36	3/26/23

Thomas F. Miller	2,333	(2)			118.50	8/31/14
	1,666	(2)			135.30	12/17/14
	2,000	(4)			100.35	6/10/15
	2,333	(4)			105.15	1/3/16
	4,667	(4)			21.00	6/12/16
	1,000	(4)			29.85	7/6/16
	6,667	(4)			36.90	12/15/16
	5,333	(4)			49.05	6/21/17
	7,334	(4)			39.15	12/11/17
	3,333	(2)			18.15	12/12/18
	6,666	(2)			28.95	12/12/18
	133,334	(2)	66,666	(2)	1.83	10/7/21
	33,334	(2)	66,666	(2)	2.71	5/4/22
			200,000	(2)	2.36	3/26/23

Russell G. Clayton	1,667	(2)			103.35	12/1/15
	5,000	(4)			33.75	5/17/16
	666	(4)			29.85	7/6/16
	1,333	(4)			24.30	9/8/16
	1,333	(4)			36.90	12/15/16
	1,334	(4)			52.65	6/19/17
	3,334	(4)			39.15	12/11/17
	2,667	(2)			28.95	9/26/18
	1,333	(2)			18.15	12/12/18
	83,334	(2)	41,666	(2)	1.83	10/7/21
	26,667	(2)	53,333	(2)	2.71	5/4/22
			150,000	(2)	2.36	3/26/23

Mary B. Templeton	3,333	(4)			115.50	3/27/16
	3,333	(4)			33.75	5/17/16
	4,667	(4)			36.90	12/15/16
	4,000	(4)			49.05	6/21/17
	4,667	(4)			39.15	12/11/17
	2,222	(2)			18.15	12/12/18
	4,444	(2)			28.95	12/12/18
	66,667	(2)	33,333	(2)	1.83	10/7/21
	18,334	(2)	36,666	(2)	2.71	5/4/22
			80,000	(2)	2.36	3/26/23

*	Where applicable, this price has been adjusted to reflect a 1-for-15 reverse stock split effective December 2010.

(1)	These options vested and became exercisable as follows: one fourth on the date of grant and thereafter in 36 equal installments at the close of each of the following 36 months. These options expire on the tenth anniversary of the date of grant.

(2)	These options vest and become exercisable in three equal installments on the first three anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant.

(3)	As granted, these options vested and became exercisable as follows: one fourth on the date of grant and thereafter in 36 equal installments at the close of each of the following 36 months. In December 2005, the Compensation Committee accelerated the vesting of all stock options that at the time had an exercise price of $135.30 or greater, subject to a written “lock-up” agreement, which has since expired. These options expire on the tenth anniversary of the date of grant.

(4)
These options vest and become exercisable as follows: one fourth on the date of grant and thereafter in three equal installments on the first three anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant.

Potential Payments upon Termination or Change in Control

Our 2013 Executive Agreements provide for, among other things, certain payments and other benefits in the event an executive’s employment is terminated under certain specified circumstances, including upon a “change in control.”  This table should be read in conjunction with the description of the 2013 Executive Agreements in the section of this Proxy Statement titled “Executive Employment Agreements.”

As an example only, the following table describes and quantifies estimated potential payments and benefits that would have been payable to our Named Executive Officers under the 2013 Executive Agreements if the executive’s employment had been terminated effective December 31, 2013, the last business day of our last-completed fiscal year, or if a change of control had occurred on that date.  The amounts contained in the table have been determined based on each executive’s 2013 Executive Agreement, our applicable corporate policies, and, where applicable, the closing stock price of our Common Stock on Nasdaq on December 31, 2013.  All defined terms not otherwise defined in this table have the meanings set forth in the 2013 Executive Agreements.

Name and Type of Termination or Change in Control	Severance		Bonus		Equity Acceleration (3)	Other Benefits (9)	TOTAL (10)

John G. Cooper
Change in Control	–		200,000	(1)	35,000	–	235,000

Termination by Company
– Change in Control (4)	1,200,000	(5)	200,000	(1)	35,000	130,861	1,565,861
– for Cause	–		–		–	102,975	102,975
– without Cause	900,000	(7)	109,261	(2)	35,000	123,889	1,168,150

Termination by Executive
– without Good Reason	–		–		–	102,975	102,975
– for Good Reason	900,000	(7)	109,261	(2)	35,000	123,889	1,168,150

Death or Disability	–		–		35,000	102,975	137,975

Thomas F. Miller
Change in Control	–		113,750	(1)	28,000	–	141,750

Termination by Company
– Change in Control (4)	658,125	(6)	113,750	(1)	28,000	93,478	893,353
– for Cause	–		–		–	53,462	53,462
– without Cause	438,750	(8)	58,920	(2)	–	80,139	577,809

Termination by Executive
– without Good Reason	–		–		–	53,462	53,462
– for Good Reason	438,750	(8)	58,920	(2)	–	80,139	577,809

Death or Disability	–		–		28,000	53,462	81,462

Russell G. Clayton
Change in Control	–		86,550	(1)	17,500	–	104,050

Termination by Company
– Change in Control (4)	562,575	(6)	86,550	(1)	17,500	52,355	718,980
– for Cause	–		–		–	12,115	12,115
– without Cause	375,050	(8)	43,671	(2)	–	38,941	457,662

Termination by Executive
– without Good Reason	–		–		–	12,115	12,115
– for Good Reason	375,050	(8)	43,671	(2)	–	38,941	457,662

Name and Type of Termination or Change in Control	Severance		Bonus		Equity Acceleration (3)	Other Benefits (9)	TOTAL (10)
Death or Disability	–		–		17,500	15,115	29,615

Mary B. Templeton, Esq.
Change in Control	–		80,340	(1)	14,000	–	94,340

Termination by Company
– Change in Control (4)	522,210	(6)	80,340	(1)	14,000	69,016	685,566
– for Cause	–		–		–	37,954	37,954
– without Cause	348,140	(8)	42,311	(2)	–	58,662	449,113

Termination by Executive
– without Good Reason	–		–		–	37,954	37,954
– for Good Reason	348,140	(8)	42,311	(2)	–	58,662	449,113

Death or Disability	–		–		14,000	37,954	51,954

(1)
Upon a change in control and assuming that the executive continues to be employed, the executive shall be entitled to a bonus for the fiscal years ending during the two years following the date of termination at least equal to the Annual Bonus Amount, payable no later than March 15 of the following fiscal year. The Annual Bonus Amounts for Mr. Cooper, Dr. Miller, Dr. Clayton and Ms. Templeton are 50%, 35%, 30% and 30%, respectively, of their individual base salaries ($400,000, $325,000, $288,500 and $267,800, respectively).  In addition, upon a termination in connection with a Change of Control, the executive shall be entitled to a bonus equal to the Annual Bonus Amount prorated for the number of days employed in the year of the date of termination.

(2)
Upon termination by us without Cause or by the executive for Good Reason, this executive is entitled to a percentage of his or her Annual Bonus Amount that equals that percentage of aggregate Annual Bonus Amounts actually paid to the other contract executives with respect to the year in which the termination occurs, prorated for the number of days the executive is employed in the year the termination occurs and payable on the date that other contract executives are paid their bonuses with respect to such year.  For example, if all other executive officers are paid total aggregate bonuses of $100,000 and the total aggregate Annual Bonus Amounts is $200,000, the executive will be entitled to 50% of his or her Annual Bonus Amount, prorated for the number of days employed in the year of the termination occurs.

(3)
For the purpose of this presentation, the value of equity acceleration is calculated by multiplying the number of stock options that are subject to acceleration by the difference between the closing price of our Common Stock on December 31, 2013 and the exercise or purchase price of the stock awards. If the exercise or purchase price of the stock awards was greater than the closing price of our Common Stock on December 31, 2013, no value for that stock award is included in the presentation. The number of shares remaining unvested under each executive's stock option is set forth in the “Outstanding Equity Awards” table.  As of December 31, 2013, each of the executives had unvested shares arising from the following grants: (i) a grant issued on 10/7/2011 with a strike price of $1.83, (ii) a grant issued on 5/4/2012 with a strike price of $2.71, and (iii) a grant issued on 3/26/2013 with a strike price of $2.36.  Solely with respect to Mr. Cooper, under the terms of his employment agreement, all unvested shares of restricted stock and stock options would continue to vest over a period of 18 months following a termination by us without Cause or by Mr. Cooper for Good Reason, the value of which is reported in this column.

(4)
The executives’ employment agreements provide that the termination is considered “termination in connection with a change of control” if employment is terminated by us during the 24 months following the change of control other than for Cause or by the executive for Good Reason.

(5)	Upon termination in connection with a Change of Control, this executive is entitled to a severance amount equal to two times the sum of the executive's base salary and the Annual Bonus Amount.

(6)	Upon termination in connection with a Change of Control, this executive is entitled to a severance equal to one and one half times the sum of the executive's base salary and the annual bonus amount.

(7)
Upon termination by us without Cause or by the executive for Good Reason, this executive is entitled to a severance amount equal to one and one half times the sum of the executive's base salary and the Annual Bonus Amount.

(8)	Upon termination by us without Cause or by the executive for Good Reason, this executive is entitled to a severance amount equal to the sum of the executive's base salary and the Annual Bonus Amount.

(9)
This amount consists of accrued vacation, if any, payable at the time of termination and the value of any continuation of health benefits provided to the executive under the 2013 Executive Agreements.  Upon termination in connection with a Change of Control, the executives are entitled to continuation of health benefits provided prior to the date of termination for the executive and the executive's participating family members at the time of termination (“Benefit Continuation”) for a period of up to 24 months for Mr. Cooper and 18 months for each of Drs. Miller and Clayton and Ms. Templeton.  Upon termination by us without Cause or by the executive for Good Reason, the executives are entitled to Benefit Continuation for a period of 18 months for Mr. Cooper and 18 months for each of Drs. Miller and Clayton and Ms. Templeton.

(10)
Upon a change in control, the executives may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code.  The executive’s employment agreement provides that in such event, payments will automatically be reduced as provided in the employment agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, there were no reportable transactions between us and any person that is a related party to us since the beginning of our fiscal year ended December 31, 2013, and none are currently proposed.  Any proposed transaction between us and any related party that involves an amount in excess of $120,000 must be submitted to, and reviewed and approved by, the Audit Committee of the Board.  The Audit Committee will make its determination based on the particular circumstances of the proposed transaction, including whether the proposed transaction is in our best interest and does not involve an expense in excess of that which would likely be incurred in an arms’ length transaction.  In reviewing such transactions, the Audit Committee refers to our written corporate policies related to conflicts of interest and related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers (including a person performing a principal policy-making function) and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.  Reporting Persons are required by SEC regulations to furnish us with copies of all filings they file make under Section 16(a) and we are required to identify those Reporting Persons who failed to make such filings timely.  Based solely on a review of the copies of any such filings made available to us and written representations from our officers and directors, we believe that all Reporting Persons complied with the filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2013.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may send communications to our Board, Chairman of the Board, any individual director  or the Nomination and Governance Committee in writing c/o Mary B. Templeton, Corporate Secretary, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  All such communications will be forwarded, as appropriate, to the Board, any specified individual director or the Nomination and Governance Committee.

STOCKHOLDER NOMINATIONS FOR CANDIDATES FOR DIRECTOR
FOR NEXT YEAR'S ANNUAL MEETING

The Nomination and Governance Committee of the Board will consider any candidate timely submitted by stockholders of record at the time of any such nomination in compliance with applicable SEC rules and our Amended and Restated By-Laws (the “By-Laws”).  Assuming that next year’s annual meeting is held within 30 days of the anniversary of this year’s Annual Meeting, to be considered timely, any stockholder nomination must be in compliance with the procedure set forth in our By-laws and received no earlier than December 1, 2014 and no later than December 31, 2014 and should be sent to the Nomination and Governance Committee, c/o Corporate Secretary, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  The Nomination and Governance Committee determines, in its sole discretion, whether any such candidate qualifies for candidacy under the criteria described above and in the charter of the Nomination and Governance Committee.

Stockholders’ nominations for candidates for election at the 2015 Annual Meeting must be submitted in writing to our Corporate Secretary and, to be in proper form, must include the following information about the proposed candidate: (i) the candidate’s name, age, business address and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the candidate, (iv) a representation that the candidate does not have, nor will not have, any undisclosed voting commitments or other arrangements with respect to such candidate’s actions as a director, (v) any other information relating to the candidate or such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) a written consent of the candidate to being named as a nominee and to serve as a director if elected.

Stockholders’ nominations must include the following information about the nominating stockholder: (a) the nominating stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the nominating stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and each proposed candidate and any other person or persons pursuant to which the nomination is to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of our capital stock or with a value derived in whole or in part from the value of any class or series of shares of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (f) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of our capital stock; (g) any short interest in any security of ours (for this purpose, the stockholder shall be deemed to have a short interest in a security if such stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (h) any rights to dividends on the shares of our capital stock owned beneficially by such stockholder that are separated or separable from the underlying shares; (i) any proportionate interest in shares of our capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (j) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our capital stock or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date; and (k) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  From time to time, the Board may change the process through which stockholders may recommend candidates to the Nomination and Governance Committee.  Please refer to our website at http://www.discoverylabs.com for changes in this process.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our next annual meeting of stockholders must be submitted in writing in compliance with applicable SEC rules and our Amended and Restated By-Laws to the Corporate Secretary at our principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  If the 2015 Annual Meeting is held within 30 days of the anniversary of the 2014 Annual Meeting, such proposals must be in compliance with our By-laws and received by us no earlier than December 1, 2014 and no later than December 31, 2014.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials.  In that event, we will issue a statement designating the date by which such proposals must be received.  To avoid controversy as to the date on which we receive a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

To be in proper form, Stockholders’ proposals must include a brief description of the proposal desired to be brought before the meeting and the reasons for bringing such proposal at the meeting, as well as the following information about the proposing stockholder: (a) the proposing stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the proposing stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such proposing stockholder and any material interest of such proposing stockholder in such business, (d) a representation that such proposing stockholder intends to appear in person or by proxy at the meeting to offer the proposal, and include the information set forth in items (e) through (k) of the information required with respect to Stockholder nominations of candidates for election to the Board described above under the heading “Stockholder Nominations for Candidates for Director for Next Year's Annual Meeting,” above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials.  A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of our transfer agent, direct a written request to: Investor Relations, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 or contact our Corporate Secretary at (215) 488-9300.  If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker.  In addition, for shares carried on the books of our transfer agent, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2013 Annual Report to Stockholders and Proxy Statement to stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us.  Proxies will be solicited principally through the mail.  We have engaged Morrow to assist in administration and solicitation of proxies for the annual meeting and expect to pay Morrow a fee of approximately $8,500, plus reimbursement of out-of-pocket expenses.  The address of Morrow is 470 West Avenue, Stamford, CT 06902.  Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter.  In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name.  We will reimburse such persons for their reasonable out-of-pocket costs.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, is available to stockholders without charge at http://www.sec.gov or at http://www.discoverylabs.com, or upon written request addressed to Discovery Laboratories, Inc., Attn.: Investor Relations, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

Forward-Looking Statements

To the extent that statements in this Proxy Statement are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of our product development or otherwise as to future events, such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this Proxy Statement are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Such risks and others are further described in our filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement in this Proxy Statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statements.

*            *            *

The prompt voting of your shares will ensure a quorum and save us the expense of further solicitation.  Your cooperation in giving this matter your immediate attention is greatly appreciated.

By Order of the Board of Directors

Mary B. Templeton, Esq.
Senior Vice President, General Counsel &

Corporate Secretary
Warrington, Pennsylvania
April 30, 2014

EXHIBIT A

FORM OF THE PROPOSED AMENDMENT TO THE
DISCOVERY LABORATORIES, INC.
2011 LONG-TERM INCENTIVE COMPENSATION PLAN

The Discovery Laboratories, Inc. 2011 Long-Term Incentive Compensation Plan (the “Plan”) is hereby amended as set forth below, effective [June] __, 2014:

I.

Section 4(a)(i) of the Plan is hereby amended to read as follows:

(i)           Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) twelve million, seven hundred-thousand (12,700,000), plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.

II.

Except as set forth herein, the Plan shall remain in full force and effect.

EXHIBIT B

FORM OF CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DISCOVERY LABORATORIES, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Discovery Laboratories, Inc. a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.             That the name of this corporation is Discovery Laboratories, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 6, 1992 under the name Ansan, Inc.

2.             That thereafter, the Stockholders duly approved the following amendment to the Corporation's Amended and Restated Certificate of Incorporation, as previously amended and the amendment set forth below shall become effective only upon the filing and effectiveness pursuant to the General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 255,000,000 consisting of 250,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.              Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of [June], 2014.

By:
Name:
Title:

PRELIMINARY PROXY CARDYOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone – Q U I C K ★ ★ ★ E A S Y I M M E D I AT E – 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 9, 2014. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ Please mark your votes Proposal 1 To elect Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal NOMINEES: FOR all Nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY to vote for all nominees listed below Proposal 3 To amend the Discovery Laboratories, Inc. 2011 Long-Term Incentive Plan to increase the number of shares of Common Stock available for issuance from 7.7 million shares to 12.7 million shares Proposal 4 To amend the Company's like this FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (1) John R. Leone (2) John G. Cooper (3) Joseph M. Mahady (4) Bruce A. Peacock (5) Marvin E. Rosenthale, Ph.D. Amended and Restated Certificate of Incorporation to increase the number of autho- rized shares of Common Stock available for (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.) FOR AGAINST ABSTAIN Proposal 2 To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2014 issuance by the Company from 150 million to 250 million Proposal 5 To approve on an advisory basis the compensation of the Company's named executive officers FOR AGAINST ABSTAIN COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2014. PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 10, 2014.

The Proxy Statement and our 2013 Annual Report to Stockholders are available at: http://www.ezodproxy.com/discoverylabs/2014

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Discovery Laboratories, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John G. Cooper, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 10, 2014, at 8:00 a.m. Eastern Daylight Time at Homewood Suites, 2650 Kelly Road, Warrington, PA 18976, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2014, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2, 3, 4 and 5 is proposed by the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ON THE REVERSE SIDE AS DIRECTORS, “FOR” THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS, “FOR” THE AMENDMENT OF THE DISCOVERY LABORATORIES, INC. 2011 LONG-TERM INCENTIVE PLAN, “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Discovery Laboratories, Inc.

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)